UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Lennox International Inc.

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2140 Lake Park Blvd.
Richardson, Texas 75080

April 16, 2010

Dear Stockholders:

It is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 1:00 p.m., local time, on Thursday, May 13, 2010, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote as soon as possible. You have a choice of voting over the Internet, by telephone or by returning the enclosed Proxy Card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

According to amended New York Stock Exchange rules, your broker, bank, or other nominee may not vote on your behalf in the election of directors as it has done in the past. As a result, if you hold your shares through a broker, bank, or other nominee, it is even more important that you provide your broker, bank, or other nominee with voting instructions. If you do not vote your shares, your opinion will not be heard.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2010.

Sincerely,

Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080

April 16, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2010

To Our Stockholders:

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 13, 2010 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083 to:

•	elect five Class III directors to hold office for a three-year term expiring at the 2013 Annual Meeting of Stockholders;

•	approve the Lennox International Inc. 2010 Incentive Plan, as amended and restated;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders.

A Proxy Statement, Proxy Card, and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, accompany this Notice.

The Board of Directors has determined that our stockholders of record at the close of business on March 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2010:

This Proxy Statement and the accompanying Annual Report to Stockholders are available at http://www.lennoxinternational.com/financials/financialreportproxy.htm

Your Vote Is Important

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing, and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

PROXY STATEMENT

GENERAL INFORMATION REGARDING THE 2010
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2010 Annual Meeting of Stockholders will be held on Thursday, May 13, 2010 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 16, 2010 for the purpose of soliciting proxies on behalf of our Board of Directors (our “Board”).

Matters to be Voted On

At the meeting, you will be asked to vote on three proposals:

•	Proposal 1: Election of five Class III directors to hold office for a three-year term expiring at the 2013 Annual Meeting of Stockholders.

•	Proposal 2: Approval of the Lennox International Inc. 2010 Incentive Plan, as amended and restated.

•	Proposal 3: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.

Our Board recommends you vote “for” each of our Board nominees, “for” the Lennox International Inc. 2010 Incentive Plan, as amended and restated, and “for” ratification of our independent registered public accounting firm for 2010.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report to Stockholders have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the 2010 Annual Meeting of Stockholders is March 19, 2010. If you were a stockholder of record at the close of business on March 19, 2010, you may vote. At the close of business on the record date, there were 55,760,368 shares of our common stock outstanding and entitled to vote and approximately 672 stockholders of record. Each stockholder is entitled to one vote per share.

Quorum and Vote Required

A quorum is required to transact business at the meeting. To achieve a quorum at the meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards a quorum. In the event a quorum is not present at the meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of the votes. Approval of the Lennox International Inc. 2010 Incentive Plan, as amended and restated, ratification of our independent registered public accounting firm and any other matters submitted to you at the meeting will be decided by the affirmative vote of a majority of our common stock represented in person or by proxy at the meeting and entitled to vote.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in street name and the beneficial owner does not provide the broker or bank with specific voting instructions, the broker or bank generally has discretion to vote on routine matters but does not have discretion to vote on non-routine matters. When a broker or bank does not vote on a proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner, the missing votes are referred to as “broker non-votes.”

We understand that pursuant to New York Stock Exchange (“NYSE”) rules, Proposals 1 and 2 will be considered non-routine proposals for which your broker or bank may not exercise voting discretion if it does not receive voting instructions from you and Proposal 3 will be considered a routine proposal for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you. Prior to 2010, the election of directors was considered a routine proposal, but beginning this year, brokers and banks are no longer permitted to vote your shares in the election of directors. Therefore, we urge you to give voting instructions to your broker on all three proposals.

Abstentions and broker non-votes, if applicable, will be included in determining whether a quorum is present, but will not be counted as votes “for” or “against” Proposal 1, Proposal 2, or Proposal 3.

Voting Procedures

To be sure your shares are represented at the 2010 Annual Meeting of Stockholders, please vote as soon as possible by using one of the following methods:

•	By Mail: You may complete, date, sign and return your Proxy Card in the enclosed postage-paid envelope. If you sign and return the accompanying Proxy Card and your proxy is not revoked, your shares will be voted in accordance with your voting instructions. If you sign and return your Proxy Card but do not give voting instructions, your shares will be voted as recommended by our Board.

•	By Telephone or Internet: The telephone and Internet voting procedures established by our company and administered by Broadridge Financial Solutions, Inc. are available to our stockholders of record only. If you are a stockholder of record, you can vote by calling the toll-free number (800) 690-6903 and following the prompts or by Internet at http://www.proxyvote.com. You should have your Proxy Card containing your control number in hand when you call or access the website. Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 12, 2010.

If you are the beneficial owner of shares held in a stock brokerage account or by a bank, you will not be able to vote by calling the phone number or accessing the Internet address provided above. The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker or bank. These procedures differ from the procedures provided by Broadridge for stockholders of record. Therefore, you should check the information forwarded to you by your broker or bank to find out which voting options are available to you.

If you vote by telephone or Internet and your proxy is not revoked, your shares will be voted in accordance with your voting instructions and you do not need to return your Proxy Card.

•	In Person at the Annual Meeting of Stockholders: You may vote in person at the meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote. If you attend the Annual Meeting of Stockholders in person and want to vote shares you beneficially hold in street name, you must bring a written proxy from your broker or bank that identifies you as the sole representative entitled to vote the shares indicated.

A representative of Broadridge will tabulate the votes and act as inspector of election at the meeting.

Changing Your Vote

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by filing a written notice of revocation, bearing a later date than your proxy, with our Corporate Secretary at or before the meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting of Stockholders;

•	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 12, 2010; or

•	attending the Annual Meeting of Stockholders and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting of Stockholders.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the 2010 Annual Meeting of Stockholders. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board has been fixed by our Board at 11 members, divided into three classes, with each class serving a three-year term.

Upon the recommendation of the Board Governance Committee, the Board has nominated five Class III directors for re-election to our Board to hold office for a three-year term expiring at the 2013 Annual Meeting of Stockholders. All Class I and Class II directors will continue in office, in accordance with their previous election, until the expiration of the terms of their classes at the 2011 or 2012 Annual Meeting of Stockholders. The process followed by the Board in nominating directors and the criteria considered for director nominees is described in the “Corporate Governance — Director Nomination Process and Nominee Criteria” section of this Proxy Statement.

We provide below biographical information for each nominee for Class III director and for each current director in the classes continuing in office. For each director and director nominee, the information presented includes the positions held, principal occupation and business experience for the past five years or more. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such person should serve as a director of our company at this time, or that the Board would expect to consider if it were making a conclusion as to whether such person should serve as a director of our company at this time, respectively.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class III director becomes unavailable, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced.

The Board has nominated the following individuals for re-election as Class III directors for a three-year term expiring at the 2013 Annual Meeting of Stockholders:

Todd M. Bluedorn, 47, became Chief Executive Officer (“CEO”) and was elected as a director of our company in April 2007. Prior to joining the company, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas - Otis Elevator Company; President, North America - Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He began his professional career with McKinsey & Company in 1992. A graduate of West Point with a B.S. in electrical engineering, Bluedorn served in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He received his MBA from Harvard University School of Business in 1992.

Mr. Bluedorn serves on the Board of Directors of Eaton Corporation, a diversified industrial manufacturer.

Mr. Bluedorn possesses considerable industry knowledge and executive leadership experience. Mr. Bluedorn’s extensive knowledge of our company and its business, combined with his drive for excellence and innovation, position him well to serve as CEO and a director of our company.

Janet K. Cooper, 56, has served as a director of our company since 1999. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer (“CFO”) and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997.
Ms. Cooper serves on the Board of Directors and as Audit Committee Chair of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance, and on the Board of Directors of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.
Ms. Cooper contributes a substantial financial background and extensive experience in capital markets, tax, accounting matters, and pension plan investments in her service as a director.

C. L. (Jerry) Henry, 68, has served as a director of our company since 2000. Prior to his retirement, Mr. Henry served as Chairman, President, and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and CFO for E. I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996.

Mr. Henry currently serves on the Board of Directors of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

As a former CEO and CFO, Mr. Henry contributes a broad knowledge of financial matters, strategy development, risk management, and mergers and acquisitions in his service as a director.

Terry D. Stinson, 68, has served as a director of our company since 1998. Mr. Stinson currently serves as Group Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as CEO of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as CEO of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and CEO of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.
As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes extensive general management experience in technology-driven businesses, and a thorough knowledge of corporate governance, director recruitment and development, talent management, and strategy development in his service as a director.

Richard L. Thompson, 70, has served as a director of our company since 1993. He served as Vice Chairman of the Board from February 2005 to July 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products.
Mr. Thompson serves as a Director of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps, and of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.
As a former senior executive at a Fortune 50 company, Mr. Thompson contributes extensive experience leading international business units, engineering and product development, and a substantial knowledge of marketing and channel management in his service as a director.

THE BOARD RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES.

The following Class I directors’ terms will continue until the 2011 Annual Meeting of Stockholders:

James J. Byrne, 74, has served as a director of our company since 1990. Since January 2007, he has been an Executive Professor in Residence at the Duquesne University Graduate School of Business. In addition, since 1995, he has been Chairman of Byrne Technology Partners, Ltd., a firm that provides interim management services at the CEO and senior executive levels for technology companies. Mr. Byrne assists his clients by assuming executive responsibility with their investments and in that regard served as Chairman and CEO of OpenConnect Systems Incorporated, a developer of computer software products, from 1999 to 2001. Mr. Byrne served as the CEO of the Entrepreneurs Foundation of North Texas, an organization that promotes community involvement and philanthropy with emerging technology companies, from 2004 to 2007. Prior to his current roles, he held a number of positions in the technology industry including President of Harris Adacom Corporation, a network products and services company, Senior Vice President of United Technologies Corporation’s Semiconductor Operation and President of the North American Group of Mohawk Data Sciences, a manufacturer of distributed computer products. Mr. Byrne began his career in technology with General Electric Company. He currently serves as a Fellow of the Legacy Center for Public Policy.

Mr. Byrne contributes extensive knowledge and experience in innovation, product development, talent management, compensation programs, and executive succession management in his service as a director.

John W. Norris, III, 52, has served as a director of our company since 2001. Mr. Norris is a co-founder of Maine Network Partners and is the founding Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the company, in 1983.

Mr. Norris contributes substantial experience and knowledge on environmental issues, non-governmental organizations, and organizational development in his service as a director.

Paul W. Schmidt, 65, has served as a director of our company since 2005. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.

Mr. Schmidt contributes a thorough knowledge of U.S. GAAP and extensive experience in financial statement preparation, accounting matters, and risk management, as well as manufacturing expertise, in his service as a director.

The following Class II directors’ terms will continue until the 2012 Annual Meeting of Stockholders:

Steven R. Booth, 50, has served as a director of our company since 2002. He became the President and CEO of Polytech Molding Inc., a plastic injection molding company serving the industrial, health care and automotive markets, in 2001. From 1994 to 2001, Mr. Booth was employed by Process Science Inc., a designer and manufacturer of equipment and products using hydrostatic extrusion technology.

Mr. Booth contributes extensive experience in product development and factory productivity improvements in his service as a director.

John E. Major, 64, has served as a director of our company since 1993. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as CEO of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and CEO of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector.
Mr. Major contributes substantial experience in product innovation, compensation programs, and mergers and acquisitions in his service as a director.

Jeffrey D. Storey, M.D., 44, has served as a director of our company since 2006. He is a founding partner and President of Cheyenne Women’s Clinic in Cheyenne, Wyoming, a position he has held since 2004. Dr. Storey graduated from Dartmouth Medical School in 1993 and has been a practicing obstetrician/gynecologist since 1997. He is also a Colonel in the U.S. Air Force and the State Air Surgeon for the Wyoming National Guard. He is a veteran of Operation Enduring Freedom. Dr. Storey also serves on the Wyoming Board of Medicine. Dr. Storey is a Fellow in the American College of Obstetricians and Gynecologists and serves as an Adjunct Clinical Faculty Member for the University of Wyoming, Department of Family Practice.

Dr. Storey contributes substantial experience in organizational and leadership development, and significant knowledge of health care management, public health and industrial safety issues.

The following family relationships exist among certain members of our Board:

•	John W. Norris, III, Steven R. Booth and Jeffrey D. Storey, M.D. are great-grandchildren of D.W. Norris, one of our original owners.

PROPOSAL 2
APPROVAL OF THE LENNOX INTERNATIONAL INC. 2010 INCENTIVE PLAN

Our Board, the Compensation and Human Resources Committee (the “Committee”), and company management all believe that the effective use of cash and equity-based incentives has been a key component of our company’s success in the past and is vital to our company’s achievement of strong performance in the future. In 1998, our Board adopted the 1998 Incentive Plan of Lennox International Inc., which has been amended several times since its initial adoption, (as amended, the “1998 Plan”). On April 15, 2005, stockholders of our company approved the amendment and restatement of the 1998 Plan to, among other things, increase the number of shares available for award and to approve the material terms for performance-based awards for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

On March 12, 2010, our Board approved an amendment and restatement of the 1998 Plan in the form of the Lennox International Inc. 2010 Incentive Plan (the “Plan”), subject to the approval of our company’s stockholders. The principal features of the 1998 Plan as it exists today and the proposed changes included in the Plan are summarized below. This summary does not include all information about the Plan. A copy of the Plan as proposed is included as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the Plan.

We are not seeking to increase the amount of shares available for issuance or to adjust any of the individual award limits contained in the 1998 Plan. We are asking for your approval of the material terms for performance-based awards for purposes of compliance with Section 162(m) of the Code, as described below. The Board unanimously recommends that stockholders vote for approval of the Lennox International Inc. 2010 Incentive Plan, as amended and restated.

Section 162(m)

Under Section 162(m) of the Code and applicable regulations, we must seek your approval of our incentive plan at intervals of no more than five years to preserve our company’s ability to receive a federal income tax deduction for certain performance-based awards. Our stockholders must approve the material terms of performance-based compensation plans, including the employees eligible to receive compensation under the plan, a description of the business criteria on which performance goals are based, and the maximum amount of compensation that could be paid to any employee under the plan, to ensure that performance-based compensation over $1 million payable to our CEO and certain other highly compensated executive officers is tax deductible and qualifies under Section 162(m) of the Code. In accordance with these requirements, we are asking our stockholders to approve the Plan in order to extend the Plan’s qualification under Section 162(m) of the Code for incentives established within the next five years.

Summary of Changes

Plan Limits and Administration

The Plan does not include an increase in the total number of shares authorized for issuance or transfer from the amount set forth in the 1998 Plan. The Plan has been updated to reflect the current limits on the number of shares that may be issued after December 31, 2009 and on the number of shares that will be available for full-value restricted stock, restricted stock units, performance shares, performance units, and other share-based awards, as described below in Summary of the Plan.

Under a new provision in the Plan, the Committee has the authority to delegate its responsibilities under the Plan, in certain limited circumstances, to either a committee of two or more directors or, with respect to awards to employees who are not directors or executive officers, to our executive officers.

Vesting Periods and Other Award Restrictions

Under the 1998 Plan, the Committee could extend the exercisability of an award, accelerate the vesting or exercisability of an award, eliminate any award restrictions, make awards to prospective employees in certain circumstances, waive any restriction or other provision of the 1998 Plan, or otherwise amend or modify an award as long as the action either was not adverse to, or was consented to by, the participant.

The Plan gives the Committee more limited authority in the foregoing areas. The Plan does not permit the Committee to make awards to prospective employees. The Plan limits the ability of the Committee to accelerate the vesting or exercisability of an award, eliminate award restrictions, or modify awards except in certain limited circumstances described below in Summary of the Plan. The Plan increases the minimum vesting period of options and stock appreciation rights from six months to one year and requires all awards to employees to have a one year minimum vesting period. Subject to the limitations imposed under Section 162(m) of the Code, the Plan authorizes the Committee to waive the forfeiture period for restricted stock, restricted stock unit, and other share-based awards.

Term and Price

The Plan includes a new provision that options and stock appreciation rights will expire after ten years, and that incentive stock options to a participant holding more than 10% of our company stock will expire after five years.

The Plan includes a new requirement that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns company stock representing more than 10% of the voting power, the option price per share will be no less than 110% of the fair market value of one share on the date of grant.

Director Awards

The 1998 Plan gave the Committee the authority to make determinations regarding any director awards. The Plan provides that any action or determination by the Committee specifically affecting or relating to an award to a director will require the approval of the Board.

The 1998 Plan provided that restricted stock awards to directors must have a minimum vesting period of one year, provided that the Committee could authorize earlier vesting by reason of death, disability, retirement, or change in control. The Plan excludes awards to non-employee directors and consultants from the minimum vesting period requirements applicable to other participants.

Other Share-Based Awards

The Plan includes a new type of award category, other share-based awards, that was not included in the 1998 Plan.

Performance Awards

The Plan expands the list of criteria that the Committee may consider in determining the performance criteria that must be achieved for a participant to receive a performance award. The specific criteria the Committee may consider in making performance awards is described below in Summary of the Plan.

Dividends and dividend equivalents distributed in connection with a performance award will be subject to restrictions and risk of forfeiture to the same extent as the underlying award of cash, stock, or other property.

Change in Control

The 1998 Plan provided for accelerated vesting of stock, restricted stock, restricted stock units, and performance awards in the event of a change in control, but did not include a definition for “change in control” or any other provisions regarding the effect of a change in control. The Plan includes a definition for “change in control,” and provisions regarding the effect of a change in control, which are substantially similar to the provisions contained in our form of Change in Control Agreement entered into between our company and certain of our executive officers, and our form of 2009 Long-Term Incentive Award Agreement for U.S. Employees. Such change in control provisions are described below under Summary of the Plan.

Clawback

The Plan includes a new provision that permits our company to include in any award agreement provisions for cancellation or forfeiture of an award, and repayment to our company of any gain related to an award, upon terms and conditions as may be determined by the Committee in its sole discretion.

Deemed Exercise

Under a new provision in the Plan, an award agreement may provide that an option or stock appreciation right with a positive value will be deemed exercised on the last day of the term if the participant has not exercised the award.

Section 162(m) Requirements

The Plan provides a more comprehensive description of the conditions and limitations applicable to awards intended to comply with Section 162(m) of the Code.

Summary of the Plan

Objectives

The objectives of the Plan are to attract and retain employees, non-employee directors and independent contractors to our company and to reward successful execution of our business strategy and achievement of desired business results. Plan awards provide participants with a proprietary interest in the growth and performance of our company, and help to align the interests of Plan participants with the interests of our stockholders.

Shares Subject to Plan

Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market. Subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our company’s shares or their value, a total of 24,254,706 shares of our common stock are authorized for issuance or transfer under the Plan, of which 22,094,706 shares of our common stock are available for awards to employees and consultants and 2,160,000 shares are available for awards to directors. For awards made under the Plan after December 31, 2009, no more than 2,922,553 shares may be issued to employees and consultants, no more than 842,790 shares may be issued to directors, and only 1,859,651 of the total shares authorized for issuance under the Plan will be available for full-value restricted stock awards, restricted stock unit awards, performance shares, performance units and other share-based awards to employees, directors or consultants. Under the Plan, a director may not be granted in any calendar year awards with respect to more than 40,000 shares, except that a non-employee vice chairman of the Board may be granted in any calendar year awards with respect to up to 120,000 shares and a non-employee chairman of the Board may be granted in any calendar year awards with respect to up to 200,000 shares.

Subject to adjustment in the instances described above, no participant under the Plan may, in any calendar year:

•	be granted options with respect to more than 1,000,000 shares;

•	be granted stock appreciation rights with respect to more than 1,000,000 shares; and

•	be granted restricted stock awards, restricted stock unit awards, performance awards or other share-based awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in shares with respect to more than a total of 500,000 shares.

In addition, the maximum dollar value that may be granted to any participant in any calendar year with respect to cash-based performance awards that are intended to comply with the performance-based exception under Section 162(m) of the Code is $5,000,000. If an award is cancelled, the cancelled award will continue to be counted toward the share or dollar value limitations described above.

Shares of our common stock issued as substitution awards in connection with an acquisition of another entity by us will not reduce the number of shares available for awards under the Plan. In addition, we may use shares under a pre-existing, stockholder-approved plan of a company acquired by or combined with us for awards under the Plan, and those shares will not reduce the total number of shares available for grant under the Plan. However, such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of ours prior to such acquisition or combination. Under the Plan, if shares subject to an award are forfeited, an award expires or terminates without issuance of shares, or an award is settled in whole or in part for cash, those shares subject to forfeiture, expiration, termination, cash settlement or non-issuance will again be available for award grants.

Notwithstanding anything to the contrary contained in the Plan, the following shares will not be added to the shares authorized for grant under the Plan: (i) shares tendered by the participant or withheld by the company in payment of the purchase price of an option, or to satisfy any tax withholding obligation with respect to an option; and (ii) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options or options granted under a prior plan.

On March 30, 2010, the last reported sale price of our company’s common stock in NYSE composite transactions was $45.10 per share.

Eligibility and Administration

Any company employee, non-employee director, or consultant will be eligible to be a participant under the Plan. The Committee has the exclusive authority to administer the Plan and to take all actions that are specifically contemplated by the Plan or are necessary or appropriate in connection with the administration of the Plan, except with respect to matters that are required to be administered by the Board. Any action or determination by the Committee specifically affecting or related to a director award will require the prior approval of the Board. To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NYSE, the Committee may delegate to (i) a committee of two or more directors of our company any of the authority of the Committee under the Plan, including the right to grant, cancel, or suspend awards and (ii) to one or more executive officers or a committee of executive officers the right to grant awards to employees who are not directors or executive officers of our company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards to employees who are not directors or executive officers of our company.

The Committee has full power and authority, subject to the provisions of the Plan and to any resolutions consistent with the Plan as may from time to time be adopted by the Board, to:

•	select the employees, directors, and consultants to whom awards may be granted under the Plan;

•	determine the type or types of awards to be granted to each participant under the Plan;

•	determine the number of shares to be covered by each award granted under the Plan;

•	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any award granted under the Plan;

•	determine whether, to what extent and under what circumstances awards may be settled in cash, shares, or other property;

•	determine whether, to what extent, and under what circumstances cash, shares, other property, and other amounts payable with respect to an award made under the Plan will be deferred either automatically or at the election of the participant;

•	determine whether, to what extent, and under what circumstances any award will be canceled or suspended;

•	interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any award agreement;

•	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent that the Committee deems desirable to carry it into effect;

•	establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan;

•	determine whether any award, other than an option or stock appreciation right, will have dividend equivalents; and

•	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

No Repricing

Neither the Committee nor the Board may, without the approval of our company’s stockholders, reduce the grant price per share of an option or a stock appreciation right after it is granted, cancel an option or stock appreciation right when the grant price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control or a corporate transaction as provided for in the Plan), or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the NYSE rules and regulations.

Awards

Awards under the Plan may be granted singly, in combination or in tandem. Awards under the Plan may be evidenced by an award agreement with such terms and conditions as the Committee determines, that are not inconsistent with the terms of the Plan. The types of awards that may be made to participants under the Plan are as follows:

Stock Options.  Stock options are rights to purchase a specified number of shares of common stock at a specified price. An option granted pursuant to the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code, or a non-qualified stock option that does not comply with such requirements. Only company employees may receive incentive stock options. Options granted under the Plan must have an exercise price per share that is not less than the fair market value of the common stock underlying the option on the date of grant, except in the case of a grant of incentive stock options to a participant who, at the time of the grant, owns company stock representing more than 10% of the voting power of all classes of company stock, the option price per share will be no less than 110% of the fair market value of one share on the date of grant. Options granted under the Plan may not include provisions that “reload” the option upon exercise.

The exercise price of an option must be paid in full at the time an option is exercised. Payment for an option must be made either in cash or cash equivalents, shares of company common stock or through any other method specified in an award agreement, or, with the consent of the Committee, by other consideration having a fair market value on the exercise date equal to the total purchase price or by withholding shares otherwise issuable in connection with the exercise of the option, or any combination of the foregoing. The Committee has the sole discretion to provide that the shares issued upon an option’s exercise will be in the form of restricted stock. An option granted under the Plan may not be exercised for a fraction of a share.

The Committee may grant incentive stock options to any employee, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether shares are available for the grant of incentive stock options under the Plan, the maximum aggregate number of shares that may be issued pursuant to incentive stock options granted under the Plan will be 2,922,553 shares, subject to adjustment as provided in the Plan.

Options granted to company employees will not be exercisable before the expiration of one year from the date the option is granted except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death, or disability. The restriction on exercisability before the expiration of one year from the date the option is granted will not apply to options granted to non-employee directors or consultants. The Committee will fix the term of each option granted under the Plan, except that no option will be exercisable after the expiration of ten years from the date of grant and, in the case of an incentive stock option granted to a participant, who owns company stock representing more than 10% of the voting power of all classes of company stock at the time of the grant, the option term may not exceed five years from the date of grant. An award agreement may provide that if, on the last day of the option term, the fair market value of one share exceeds the option price per share, the participant has not exercised the option and the option has not expired, the option will be deemed to have been exercised by the participant on the last day of the option term with payment made by withholding shares otherwise issuable in connection with the option exercise.

Stock Appreciation Rights.  A stock appreciation right gives the recipient the right to receive a payment in cash or company common stock equal to the excess of the fair market value, or a lesser amount determined by the Committee, of a share of company common stock on the date the right is exercised over the grant price of the stock appreciation right. The Committee will determine in its sole discretion whether payment of a stock appreciation right is made in cash, whole shares or other property, or any combination.

A stock appreciation right granted under the Plan will:

•	have a grant price not less than the fair market value of one share on the date of grant or, if applicable, on the date of grant of an option with respect to a stock appreciation right granted in exchange for or in tandem with, but subsequent to, the option (subject to the requirements of Section 409A of the Code), except in the case of awards made when a company is acquired by or combined with us or in connection with an adjustment as described below;

•	have a term not greater than ten years; and

•	not be exercisable before the expiration of one year from the date of grant, except for in the case of awards made when a company is acquired by or combined with us, in the event of a change in control or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability.

The restriction on exercisability before the expiration of one year from the date of grant will not apply to stock appreciation rights granted to non-employee directors or consultants. An award agreement may provide that if, on the last day of a stock appreciation right term, the fair market value of one share exceeds the grant price per share of the stock appreciation right and the stock appreciation right has not expired, the stock appreciation right will be deemed to have been exercised by the participant on the last day of the term, with payment made by withholding shares otherwise issuable in connection with the exercise.

Restricted Stock and Restricted Stock Unit Awards.  Awards of restricted stock and of restricted stock units may be granted under the Plan to participants, and such awards may be made as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee may determine if the participant must provide any consideration (other than services) to our company before the issuance of restricted stock or restricted stock units. Unless the award agreement provides otherwise, participants holding restricted stock awards may vote the shares and receive distributions. A participant receiving a restricted stock unit award will not have voting or dividend rights for the underlying award shares. Unless otherwise provided in an award agreement, if the restrictions have not lapsed for any restricted stock or restricted stock unit award, then any distributions of shares or any other property except cash will have the same restrictions as such award.

Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability, restricted stock awards and restricted stock unit awards subject only to continued employment with our company will have a vesting period of not less than one year from date of grant, subject to accelerated vesting in the Committee’s discretion if the participant’s service with our company terminates. The Committee may, in its discretion, waive the forfeiture period and any other conditions set forth in an award agreement for restricted stock or restricted stock units. The minimum vesting period requirement of one year will not apply to restricted stock awards or restricted stock unit awards granted to non-employee directors or consultants.

Other Share-Based Awards.  Our company may grant participants other share-based awards under the Plan, which include other awards of shares and other awards that are valued by reference to, or are otherwise based on, shares or other property, including deferred stock units. Any dividend distribution other than cash made under an other share-based award that vests based on achievement of performance goals will be subject to the same restrictions and risk of forfeiture as the shares covered by the award. Other share-based awards may be paid in cash, shares, or other property, or any combination. Other share-based awards may be paid in a lump sum or in installments or on a deferred basis subject to the requirements of Section 409A of the Code.

Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death, or disability, other share-based awards subject only to continued service with our company will have a vesting period of not less than one year from date of grant, subject to accelerated vesting in the Committee’s discretion if the participant’s service with our company terminates. The Committee may, in its discretion, waive the forfeiture period and any other conditions set forth in an award agreement for other share-based awards, subject to Section 162(m) of the Code. The minimum vesting period of one year will not apply to other share-based awards granted to non-employee directors or consultants.

Performance Awards.  Performance awards are subject to the attainment of one or more performance goals which are described below, and may be paid in cash, shares or other property. The Committee will determine the amount of any performance award, the performance criteria to be achieved and the length of the performance period. Except in the case of a company acquired by or combined with us, under special circumstances determined by the Committee, as contemplated in a change in control, or as may be set forth in an award agreement with respect to the participant’s retirement, death or disability, performance share awards will have a performance period of not less than one year from date of grant. Except in the event of a change in control or as may be provided in an award agreement, performance awards will be distributed only after the end of the performance period. Performance awards may be paid in a lump sum or in installments after the end of the performance period or on a deferred basis subject to the requirements of Section 409A of the Code.

The Committee establishes performance goals for participants who have received performance awards, and the performance goals will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of or growth or improvement in one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the shares or any other publicly-traded securities of our company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the company or our company’s third-party manufacturer) and validation of manufacturing processes (whether the company’s or our company’s third-party manufacturer’s)); strategic partnerships or transactions; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios measuring liquidity, activity, profitability, working capital or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our company’s equity or debt securities; factoring transactions; sales or licenses of our company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Dividends and dividend equivalents distributed in connection with a performance award will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such cash, stock, or other property has been distributed.

Effective Date, Amendment and Termination of the Plan

The Plan will be effective on the date it is approved by the stockholders of our company. If the Plan is not approved by our company’s stockholders within twelve months after the Board’s adoption of the Plan, the Plan and any awards granted under the Plan will be null and void and the 1998 Plan of our company will remain in full force and effect, except as may be limited under Section 162(m) of the Code, which would likely limit our ability to make future awards of options and time-based other awards. The Board may alter, amend, suspend or terminate the Plan as it deems advisable, subject to any legal requirement for stockholder approval and to compliance with all applicable laws. No amendment or termination of the Plan may impair the rights of a participant in any material respect under any award previously granted without such participant’s consent. The Plan will terminate on the tenth anniversary from the effective date.

Change in Control and Effect of a Change in Control

A change in control will be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(i) Any person (other than an exempt person) becomes the beneficial owner of 35% or more of the shares of outstanding company common stock or 35% or more of the combined voting power of the company’s outstanding voting stock; provided, however, that no change in control will be deemed to occur for purposes of this paragraph if such person becomes a beneficial owner of 35% or more of the shares of common stock or 35% or more of the combined voting power of the company’s voting stock solely as a result of an exempt transaction or an acquisition by a person pursuant to a reorganization, merger or consolidation, if, after such event, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition are satisfied;

(ii) A majority of the individuals who constitute the Board cease for any reason to be directors; with the exception of any individual becoming a new director whose election, or nomination for election, was approved by a vote of at least a majority of the directors in place prior to the majority of individuals who constitute the Board ceasing for any reason to be directors and any individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) Approval by company stockholders of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the outstanding company common stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding company common stock, (B) no person

(excluding any exempt person or any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the company’s outstanding common stock or 35% or more of the combined voting power of the company’s voting stock then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting stock of such corporation and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board existing at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(iv) Approval by company stockholders of a complete liquidation or dissolution of the company, unless it is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the company, or the sale or disposition of substantially all of the assets of the company to a corporation with respect to which, following such sale or other disposition: (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the voting stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of the outstanding common stock immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding common stock, (B) no person (excluding any exempt person and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the common stock then outstanding or 35% or more of the combined voting power of the voting stock of the company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting stock of such corporation, and (C) at least a majority of the members of the board of directors of such corporation were members of the Board existing at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the company.

Unless otherwise specified or as set forth in a change in control agreement approved by the Committee, in the event of a change in control (as defined above) of the company: (i) those options and stock appreciation rights outstanding as of the date of the change in control will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock, restricted stock units, performance shares, and performance units will lapse and the awards will become free of all restrictions, limitations and conditions and become fully vested at target, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards will lapse, and such other share-based awards or such other awards may become free of all restrictions, limitations and conditions and become fully vested at target and transferable to the full extent of the original grant.

The Committee may determine in its discretion that, upon the occurrence of a change in control of the company, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the participant, or that each participant will receive, with respect to each share subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee determines in its discretion.

Adjustments

The Committee will make adjustments or other substitutions to the Plan and to awards it deems equitable or appropriate, taking into consideration the accounting and tax consequences, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the company’s shares or their value.

Limits on Transferability

In general, an award under the Plan will not be assignable or transferable other than by will or the laws of descent and distribution. To the extent permitted under Section 409A of the Code and approved by the Committee, a participant may transfer awards to certain family members or to a trust or other entity meeting certain ownership requirements. In no event may a transfer of an award be made for value.

Deferral

The Committee is authorized to establish procedures to defer payment of an award.

Tax Withholding

To the extent our company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized under the Plan, our company may withhold an amount of shares with a fair market value equal to the statutory minimum amount required to be withheld.

Cancellation or Forfeiture

An award agreement may provide for the cancellation or forfeiture of an award and repayment to our company of any gain related to an award upon such terms and conditions as may be determined by the Committee in its sole discretion.

Foreign Employees and Consultants

Awards to participants who are foreign nationals or are providing services outside the U.S. may be made on different terms and conditions than those applicable to awards to employees or consultants providing services in the U.S. as the Committee determines are necessary or desirable in order to recognize differences in local law or tax policy.

Plan Benefits

Because the Committee has discretion over the granting of awards to employees, non-employee directors, and consultants under the Plan, we cannot determine which persons may be granted awards. Additionally, we are unable to estimate the number of shares of our company’s common stock that may be awarded under the Plan. As of December 31, 2009, the Company had approximately 11,600 employees.

U.S. Federal Income Tax Consequences

The following is a general discussion of the current U.S. federal income tax consequences of awards under the Plan. These federal tax laws may change and the federal, state, and local tax consequences for any employee will depend upon his or her individual circumstances. This summary does not address all potential tax consequences related to awards, such as estate and gift taxes, foreign taxes, and state and local taxes.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the vested shares of common stock when distributed over the exercise price (if any) paid for such common stock. For restricted stock only, a participant may elect to be taxed at the time of grant.

Nonqualified Stock Options and Stock Appreciation Rights

The grant of a non-qualified stock option or stock appreciation right will not result in taxable income to the participant. Upon the exercise of a non-qualified stock option, a participant generally will realize ordinary taxable income equal to the difference between the option price and the fair market value of the common stock underlying the option on the date of exercise. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock underlying the stock appreciation right on the date of grant and the fair market value of our common stock on the date of exercise.

Incentive Stock Options

Upon the grant or exercise of an incentive stock option, a participant will not recognize taxable income. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the participant. The participant will recognize taxable income in the year in which the shares of common stock underlying the incentive stock option are sold or disposed of.

If a participant disposes of the shares acquired on exercise of an incentive stock option after the later of two years from the option grant date and more than one year from the exercise date, the gain recognized by the participant, if any, will be a long-term capital gain at this time. If the participant disposes of the shares within two years of the grant of the incentive stock option or within one year of exercise of the incentive stock option, then a disqualifying disposition will occur and the participant generally will recognize ordinary income in the year of the disposition equal to the lesser of: (i) the excess of the fair market value of such shares on the exercise date over the exercise price paid for the shares, and (ii) the amount realized on the sale or disposition over the exercise price paid for the shares. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Cash Awards and Performance Awards Payable in Cash

The participant will recognize taxable ordinary income when cash awards or performance awards payable in cash are paid to the participant.

Our Company’s Income Tax Deduction

Subject to the rules regarding reasonable compensation, and assuming that performance awards paid under the Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan. However, we will not receive any income tax deduction when a participant recognizes capital gain income upon disposition of shares of common stock received pursuant to an incentive stock option or any other form of award.

The Board Recommends A Vote “For”
Approval Of The Lennox International Inc. 2010 Incentive Plan, As Amended And Restated.

Proxies Solicited By The Board Will Be Voted “For” Approval Of The
Lennox International Inc. 2010 Incentive Plan, As Amended And Restated,
Unless A Stockholder Has Indicated Otherwise In Voting The Proxy.

EQUITY COMPENSATION PLAN INFORMATION

We currently administer two equity compensation plans: the 1998 Plan and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2009 regarding shares of our common stock that may be issued under these equity compensation plans.

Number of Securities
	to be Issued Upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)	and Rights(2)	Compensation Plans(3)

Equity compensation plans approved by security holders	4,719,973	$29.87	4,111,435
Equity compensation plans not approved by security holders	—	—	—

TOTAL	4,719,973	$29.87	4,111,435

(1)	Includes the following:

•	289,287 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan;

•	2,881,520 stock appreciation rights granted under the 1998 Plan, which, upon exercise, will be settled in shares of our common stock;

•	719,811 shares of common stock to be issued upon the vesting of restricted stock units outstanding under the 1998 Plan; and

•	829,355 performance share units granted under the 1998 Plan, which, for performance share units granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for performance share units granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding performance share units and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum

Shares to be Issued Pursuant to Outstanding Performance Share Units	122,842	476,099	829,355	1,535,868
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	4,817,948	4,464,692	4,111,435	3,404,922

(2)	Excludes performance share unit and restricted stock unit awards because such awards have no exercise price.

(3)	Assuming, with respect to outstanding performance share units, we meet target performance goals for the applicable three-year performance period, includes 3,765,343 shares of common stock available for issuance under the 1998 Plan, of which 2,922,553 shares are available for awards to employees and independent contractors and 842,790 shares are available for awards to non-employee directors under the 1998 Plan; 286,590 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan and 59,502 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, which is no longer active.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP to continue as our independent registered public accounting firm for the 2010 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

A representative of KPMG LLP will be present at the 2010 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
2010 FISCAL YEAR.

Independent Registered Public Accountants

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to date for professional services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2009	2008

Audit Fees(1)	$3,383	$3,240
Audit-Related Fees(2)	51	21
Tax Fees(3)	142	131
All Other Fees	0	0

TOTAL	$3,576	$3,391

(1)	Represents fees billed for the audit of our annual financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The 2008 audit fees differ from the amounts shown in our 2009 Proxy Statement due to the finalization of billings during 2009.

(2)	Represents fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services in 2009 consisted of inventory observation and valuation services in support of the sale of an entity in the Czech Republic. Services in 2008 consisted primarily of assistance provided to a foreign subsidiary to restate financial statements in accordance with International Financial Accounting Standards for statutory audit purposes.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission (“SEC”) rules and states that these services may not be performed by our independent registered public accountants. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairperson’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.

In accordance with the foregoing, all services provided by KPMG LLP in 2009 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee maintains effective working relationships with the Board, management, the company’s internal auditors and the company’s independent registered public accounting firm (“Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the NYSE. The Independent Accountants are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee (1) reviewed and discussed the company’s quarterly and audited financial statements for the year ended December 31, 2009 with the company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence and discussed with Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the company is compatible with maintaining the accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee of the Board:

Paul W. Schmidt (Chairperson)	Janet K. Cooper
C. L. (Jerry) Henry	John E. Major

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require a majority of our directors to be “independent.” Pursuant to NYSE rules, our Board has adopted a formal definition of “independent” for the purpose of determining whether a particular director or nominee meets the independence standards of our company and the NYSE. In accordance with this definition, a director must be determined to have no material relationship with our company other than as a director and must not receive any material benefit or suffer any material detriment as a member of our Board that is not shared with or suffered by other stockholders of our company so as to possibly influence any decisions of the director. The definition further requires that the director meet the independence tests promulgated by the NYSE. The full text of our definition of an independent director can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Definition of Independent Director.”

Applying these standards and the independence standards of the NYSE, the Board has determined that a majority of our Board is independent (see table below). We believe we are in compliance with the corporate governance requirements of the NYSE, the SEC and the Sarbanes-Oxley Act of 2002.

Board Meetings and Leadership Structure

The Board considers and evaluates the effectiveness of our Board leadership structure from time to time as part of its self-evaluation process. Currently, the roles of Chairman of the Board and CEO are held separately by Mr. Thompson and Mr. Bluedorn, respectively. We believe this leadership structure is best for our company and our stockholders at this time. Our Chairman of the Board’s responsibility is to lead the Board, and our CEO’s responsibility is to manage our company. The Board does not have a lead independent director because the Chairman of the Board is an independent director.

Our Chairman of the Board provides leadership to the Board, plans and chairs Board meetings, presides over meetings of the independent directors and facilitates the Board’s strategic planning for our company. The Chairman of the Board also serves as an ex officio member of each of the Board committees.

Our CEO is responsible for driving the performance of our company in accordance with our overall strategy, building and maintaining a high performance management team, managing company operations and representing our company to customers, employees and other stakeholders. Our CEO has served in his role since April 2007.

The Board met seven times in 2009. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. While the Board does not currently have a policy with regard to attendance of Board members at the annual meeting of stockholders, all of our directors attended our 2009 Annual Meeting of Stockholders.

Board Committees

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Each of these Board committees is led by a different independent director and the members of each Board committee are all independent directors.

The following table provides current membership information for each of the Board committees and indicates which directors our Board has determined are independent.

Compensation
				Board	and Human	Public
Name	Independent	Audit		Governance	Resources	Policy

Richard L. Thompson	X	—		—	—	—
Todd M. Bluedorn	—	—		—	—	—
Steven R. Booth	X	—		—	—	X
James J. Byrne	X	—		—	X *	X
Janet K. Cooper	X	X		—	—	X
C.L. (Jerry) Henry	X	X		X	—	—
John E. Major	X	X		—	X	—
John W. Norris, III	X	—		X	—	X *
Paul W. Schmidt	X	X	*	X	—	—
Terry D. Stinson	X	—		X *	X	—
Jeffrey D. Storey, M.D.	X	—		—	X	X

*	Committee Chairperson

Audit Committee

The Audit Committee acts pursuant to its written charter adopted by our Board. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our Independent Accountants.

Each Audit Committee member is independent as independence for audit committee members is defined by the SEC and the NYSE and satisfies the NYSE’s financial literacy requirements. The Board has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the SEC. The Audit Committee met 13 times in 2009.

Board Governance Committee

The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board the Corporate Governance Guidelines and codes of conduct applicable to our company, developing our company’s director education programs, and overseeing the evaluation of our Board. Each member of the Board Governance Committee is independent as independence for nominating committee members is defined by the NYSE. The Board Governance Committee met three times in 2009.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee determines our compensation philosophy and oversees our compensation programs for our executive officers and the non-employee members of our Board. The Committee’s responsibilities also include oversight of our short- and long-term incentive plans and our executive succession plans. The Committee also reviews the funding requirements and investment policies of our defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors, and investment managers under those plans.

The Committee reports to the full Board on a regular basis and seeks Board approval for actions relating to Board compensation. The Committee forms and delegates authority to subcommittees when appropriate.

Our CEO makes recommendations to the Committee with respect to various elements of executive compensation. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the Committee’s philosophy and objectives in overseeing executive compensation. The Board has determined that each member of the Committee is independent as independence for compensation committee members is defined by the NYSE. The Committee met six times in 2009.

The Committee’s charter authorizes the Committee to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. The Committee retains Frederic W. Cook & Co., Inc. as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding our executive compensation programs and the scope of services provided by Frederic W. Cook & Co., Inc.

Public Policy Committee

The Public Policy Committee is responsible for overseeing our company’s environmental, health and safety issues, and our position on corporate social responsibilities and public issues of significance that affect our stakeholders. The Public Policy Committee met once in 2009.

Director Nomination Process and Nominee Criteria

The Board is responsible for approving candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise, experience and skills being sought as a complement to the existing Board composition at the time of any vacancy.

Neither our Board nor our Board Governance Committee has a formal diversity policy. However, our Corporate Governance Guidelines provide that, when nominating new members to the Board, the Board will seek the best qualified candidates, while taking diversity into consideration. This consideration may include diversity of experience, functional expertise, and industry knowledge. Our Board of Director Qualification Guidelines further provide that the Board Governance Committee considers a candidate’s diversity of viewpoints in determining the particular qualifications desired for any new Board member.

According to our Board of Director Qualification Guidelines, the Board Governance Committee considers the following factors, in addition to such other factors that the Board Governance Committee deems relevant:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability, and high performance standards;

•	Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and company knowledge, diversity of viewpoints, experience in international markets and strategic planning;

•	Independence: independence based on the standards adopted by our Board, the NYSE, and the SEC;

•	Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long- and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand and distinguish between the roles of governance and management; and

•	Availability and Commitment: availability based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our qualification guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Directors — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, the Board Governance Committee may recommend to the Board a nominee to fill the vacancy, or alternatively, may recommend that the vacancy remain. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board at our Annual Meeting of Stockholders.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board recommended by stockholders. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders for the election of directors, we must receive the notice of nomination within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria” and in our Corporate Governance Guidelines will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

Stockholders may send written communications to the Board by:

•	sending an email to the Board at directors@lennoxintl.com; or

•	mailing a written communication to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.

Communications addressed to the Board will be reviewed by our Corporate Secretary. The Corporate Secretary will:

•	refer substantiated allegations of improper accounting, internal controls or auditing matters affecting our company to the Audit Committee Chairperson;

•	refer substantiated allegations of other improper conduct affecting our company to the Chairman of the Board;

•	advise the Board at its regularly scheduled meetings of material stockholder communications; and

•	refer questions concerning our products, services and human resources issues to the appropriate department for a response.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies and Practices

New Stock Ownership Guidelines

We adopted stock ownership guidelines as a new requirement because we believe stock ownership by executives helps align the interests of the executives with the interests of our stockholders and motivates the executives to build long-term stockholder value. The following stock ownership requirements are effective January 1, 2010:

Level	Ownership Requirement

CEO	5X Base Salary
Executive Vice Presidents	3X Base Salary
Other Section 16 Officers	1.5X Base Salary

Each person will have five years from the later of January 1, 2010, or the date of hire or appointment to a covered position, to meet the applicable guidelines.

New Clawback Policy

We adopted a formal incentive compensation clawback policy for our CEO, Executive Vice Presidents and other Section 16 officers effective January 1, 2010. Under this policy, in the event of any fraud or misconduct that results in a restatement of our company’s financial results within three years of the filing of the original financial results, the Compensation and Human Resources Committee has the right to recoup and/or cancel incentive compensation of each person involved in such fraud or misconduct.

Code of Conduct and Code of Ethical Conduct

We have adopted a Code of Conduct that applies to all our directors and employees, including our senior financial and principal executive officers. Amendments to and waivers, if any, from our Code of Conduct as it pertains to our executive officers, will be disclosed on our website. Our Code of Conduct is available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Code of Conduct.”

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Chairman of the Board chairs the executive session meetings of our independent directors.

Authority to Retain Independent Advisors

Our Board and each of the Audit, Compensation and Human Resources, Board Governance and Public Policy Committees has the authority to retain independent advisors and consultants, with all fees and expenses paid by our company.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

Disclosure Committee

We have established a Disclosure Committee composed of members of management to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the reports we file or submit to the SEC under the Securities Exchange Act of 1934.

Risk Oversight and Analysis

The Board oversees our company’s processes to manage risk at the Board and senior management levels. The Audit Committee oversees the guidelines and policies that govern our company’s processes to assess and manage significant enterprise risk exposure. While the Board and Audit Committee oversee our company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to our company. The Board, and Board committees, as appropriate, review and consider the management reports provided on our company’s enterprise risk and risk management strategy.

We have reviewed our company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on our company. Based on such review, we have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company. For our executive compensation programs, we incorporate balanced short-term and long-term incentive programs for cash and equity awards that are designed to reward successful execution of our business strategy and achievement of desired business results. Additionally, we have established stock ownership requirements and clawback provisions to align the interests of our Section 16 officers with the interests of our stockholders. For company employees who are not executives, we use a variety of incentive compensation programs to incentivize our employees to attain individual goals and support the financial performance of our company. All of our incentive compensation plans are reviewed and approved at least annually by senior management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and objectives of the compensation programs for our named executive officers (“NEOs”). The Compensation and Human Resources Committee of the Board (the “Committee”) establishes and administers our executive compensation programs, practices and policies. The Committee receives input from management and its executive compensation consultant, and considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors, to develop our executive compensation programs. The Committee reviews, modifies and approves, as appropriate, our executive compensation programs in an effort to provide market-competitive, equitable and consistent administration of compensation for our executive officers.

Named Executive Officers

The following persons are NEOs of our company for 2009:

•	Todd M. Bluedorn — Chief Executive Officer

•	Robert W. Hau — Executive Vice President (“EVP”) and Chief Financial Officer

•	Scott J. Boxer — EVP and President and Chief Operating Officer, Service Experts

•	Douglas L. Young — EVP and President and Chief Operating Officer, LII Residential

•	John D. Torres — EVP, Chief Legal Officer and Corporate Secretary

•	Roy A. Rumbough — Interim Chief Financial Officer and Vice President, Controller & Chief Accounting Officer

•	Susan K. Carter — Former EVP and Chief Financial Officer

Executive Compensation Philosophy and Key Objectives

We maintain a pay-for-performance compensation philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. When our financial results exceed expected performance, we increase our monetary rewards to our executive officers. When our financial results fall below expected performance, we decrease our monetary awards to our executive officers.

The strategic objectives of our executive compensation programs are to:

•	attract and retain top executive talent;

•	align executive compensation programs with the achievement of short-term and long-term business goals;

•	maintain market-competitive executive compensation programs; and

•	drive increased stockholder value by maintaining a strong link between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives.

			Achieve	Achieve
	Attract	Retain	Short-	Long-	Maintain
	Top	Top	Term	Term	Market	Pay for
Executive Compensation Elements	Talent	Talent	Goals	Goals	Competiveness	Performance

Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefit Programs	✓	✓			✓

Competitive Compensation

Market Analysis

To maintain a market competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists us in assessing the competitiveness of our executive compensation programs.

Our company’s compensation peer group, as approved by the Committee, includes the following 15 companies (the “Compensation Peer Group”):

• Acuity Brands, Inc.	• Flowserve Corporation	• Snap-On Incorporated
• Armstrong World Industries, Inc.	• Gardner Denver, Inc.	• SPX Corporation
• Black & Decker Corporation	• Kennametal Inc.	• The Stanley Works
• Briggs & Stratton Corporation	• Owens Corning	• Universal Forest Products Inc.
• Dover Corporation	• Smith (A O) Corporation	• USG Corporation

The Committee selected the members of our Compensation Peer Group using the following criteria:

•	industry — building products, electrical components/equipment, household appliances, & industrial machinery;

•	revenues of approximately 0.5 to 2.0 times our revenues;

•	business and product mix similar to ours; and

•	international presence and operations.

In 2009, the Committee analyzed the membership of the Compensation Peer Group based on the criteria described above, and adjusted the peer group by adding Flowserve Corporation and by removing ITT Corporation.

In addition to comparing our executive officer compensation to the compensation provided by our Compensation Peer Group, we also reference published compensation data from compensation databases and other studies of compensation trends and practices (with all such data and practices, including our Compensation Peer Group, collectively referred to as the “Market”).

Pay Positioning and Compensation Mix

For 2009, the Committee targeted base salary for our NEOs at the 50th percentile of the Market. The Committee set short-term incentive opportunities and long-term incentive planning values between the 50th — 65th percentiles of the Market and included stretch performance goals, allowing us to maintain a strong pay-for-performance link while attracting and retaining leadership talent.

The Committee granted a majority of total compensation to our NEOs in the form of non-cash long-term incentive awards. The graphs below illustrate the 2009 target compensation mix for the CEO and the average target compensation mix for the other NEOs (excluding Ms. Carter and Mr. Rumbough).

We apply similar methodologies in setting compensation and determining the compensation mix for our CEO as we apply for our other NEOs, but our CEO’s target compensation mix has a greater percentage of “at-risk” performance-based compensation than the target compensation mix of the other NEOs. The Committee established a different compensation mix for our CEO due to his greater influence on company performance.

Process for Determining Named Executive Officer Compensation

Executive Officers

The Committee obtains input from management when making executive compensation decisions. The Chairman of the Board, CEO, CFO, Chief Human Resources Officer and Chief Legal Officer attend Committee meetings at the invitation of the Committee and provide input as requested. Customarily, the CEO makes recommendations to the Committee with respect to various elements of compensation for the NEOs, but he is not involved in the deliberations or determinations regarding his own compensation. The Committee then determines and approves the compensation to be provided to the NEOs.

Role of the Executive Compensation Consultant

In 2009, the Committee engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) to provide analysis, advice and recommendations on executive compensation to the Committee. Frederic W. Cook does not provide any other services for our company. At the Committee’s request, Frederic W. Cook performed the following services for the Committee in 2009:

•	reviewed and opined on our executive compensation philosophy;

•	reviewed and opined on our Compensation Peer Group;

•	provided and analyzed data for various elements of executive compensation;

•	reviewed and opined on proposed changes to our executive and Board compensation programs; and

•	presented executive compensation trends and regulatory updates to the Committee.

The Committee analyzed and considered the information provided by management and Frederic W. Cook to determine the appropriate program design and the level and mix of each compensation element for the NEOs.

Components and Analysis of 2009 Executive Compensation

Base Salary

The Committee considered salary data for the Market, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports when determining each NEO’s base salary. The following table provides detail regarding 2008 and 2009 base salaries for each NEO.

	2008	Increase%	2009
	Annualized	Effective	Annualized
NEO	Base Salary	January 1, 2009	Base Salary

Mr. Bluedorn	$828,000	0.0%	$828,000
Mr. Hau	N/A	N/A	425,000
Mr. Boxer	502,217	0.0	502,217
Mr. Young	390,509	0.0	390,509
Mr. Torres	370,000	0.0	370,000
Mr. Rumbough	222,794	0.0	222,794

As discussed earlier, in setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. During 2009, we did not increase salaries for salaried employees, including the NEOs, due to difficult economic conditions across our business. The 2009 base salary for each NEO, included in the Summary Compensation Table, is within a reasonable range of our guideline.

Short-Term Incentive Program

Our short-term incentive program is a cash-based program for our executive officers that is designed to reward the successful performance of our company, our business units and each individual. We provide cash-based rewards to those individuals who most directly influence our performance results when they achieve established performance goals. Each year, the CEO proposes to the Committee for review and approval the financial metrics and performance goals that must be achieved for any payouts to be made under our short-term incentive program. The 2009 short-term incentive program funded based on performance against the financial goals shown below. The final 2009 short-term incentive awards were based 85% on financial performance and 15% on each NEO’s individual performance.

Financial Performance.  The following table summarizes the financial performance goals and payout opportunities under our 2009 short-term incentive program, along with the actual company and business unit performance for each metric.

2009 Short-Term Incentive Program Summary — Financial Performance
($ in millions)

NEO	Metric	Weight	Threshold	Target	Maximum	Actual

All	Company Core Net Income(2)	60%	$102.4	$123.3	$144.9	$96.3
	Free Cash Flow(3)	40%	$73.2	$104.5	$135.9	$166.7
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Boxer(1)	Segment Earnings Before Interest and Taxes (“EBIT”)(4)	70%	$7.6	$8.6	$9.7	$8.0
	Segment Working Capital %(5)	30%	6.90%	6.39%	5.75%	2.42%
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Young(1)	Segment EBIT(4)	70%	$102.4	$116.4	$130.9	$124.8
	Segment Controllable Cash Flow(6)	30%	$59.6	$74.9	$88.3	$113.7
Payout Opportunity as a % of Target			50%	100%	225%

(1)	All NEOs except Mr. Boxer and Mr. Young are measured 100% on overall company financial performance, which earned a 90.0% target payout factor. Because Mr. Boxer is the President of Service Experts his award is measured 50% on Service Experts’ financial performance and 50% on overall company financial performance. Service Experts’ financial performance resulted in a 117.4% payout factor, which when blended with our company financial performance factor of 90.0% resulted in an actual payout as a percentage of target of 103.7%. Because Mr. Young is the President of LII Residential his award is measured 50% on LII Residential’s financial performance and 50% on overall company financial performance. LII Residential’s financial performance resulted in a 188.2% payout factor, which when blended with our company financial performance factor of 90.0% resulted in an actual payout as a percentage of target of 139.1%.

(2)	Company core net income is U.S. Generally Accepted Accounting Principles income from continuing operations, adjusted for 2009 (after-tax) restructuring charges, impairment of assets, product quality reserve, unrealized gains on open futures contracts and unrealized gain on sale of entity.

(3)	Free cash flow is net cash provided by operating activities less capital spending as reported.

(4)	EBIT is earnings from continuing operations before interest expense and income taxes, adjusted for 2009 (pre-tax) restructuring charges, impairment of assets, product quality reserve, unrealized gains on open futures contracts and unrealized gain on sale of entity.

(5)	Working capital% is the trailing twelve-month (“TTM”) average of accounts receivable plus inventory less accounts payable divided by TTM net sales.

(6)	Controllable cash flow is EBIT less capital spending plus or minus changes in accounts receivable, inventory and accounts payable.

Individual Performance.  The Committee incorporates an individual performance factor to supplement financial performance in order to further drive our company’s performance culture. The individual performance factor comprises 15% (at target) of an individual’s short-term incentive payout to reward individual personal achievements. The individual performance factor is measured against specific goals established for each NEO as part of the performance review process.

Targets and Payouts.  Under the short-term incentive program, target payout opportunities are determined as a percentage of base salary. The target payout opportunities are based on publicly available Market data for similar executive officer positions using the 50th — 65th percentiles as a guideline. Each NEO’s target percentage fits within this guideline, except the CEO’s target for 2009 was below the 50th percentile of the Market. The Committee increased the CEO’s 2009 short-term incentive target payout opportunity to 110% from 100% in 2008 in an effort to move closer to the 50th percentile.

Based on analysis of the Market data and internal equity considerations, the Committee set the following short-term incentive targets for 2009. Based on actual financial and individual performance, the Committee approved the corresponding 2009 payouts for each NEO.

2009 Short-Term Incentive Targets and Payouts

	2009 Target as a			2009 Payout as a
NEO	% of Base Salary	2009 Target	2009 Payout	% of Target

Mr. Bluedorn	110%	$910,800	$880,000	96.6%
Mr. Hau(1)	70	72,121	69,909	96.9
Mr. Boxer	70	351,552	337,282	95.9
Mr. Young	70	273,356	380,184	139.1
Mr. Torres	70	259,000	238,100	91.9
Mr. Rumbough	45	100,257	105,232	105.0

(1)	Mr. Hau’s 2009 Target and 2009 Payout were pro-rated based on the actual base salary paid to him in 2009.

The Committee may, in its discretion, modify the short-term incentive program to account for unusual events or revised business objectives that occur during the performance period. The Committee did not make any such modifications in 2009.

We include the short-term incentive payments made to the NEOs for 2009, which were approved by the Committee and paid on March 15, 2010, in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Program

We have a long-term incentive program designed to incent those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program helps align the interests of our NEOs with the interests of our stockholders.

We use a mix of performance share units (“PSUs”), restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) in our long-term incentive program. PSUs and SARs reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us to retain key members of management. The Committee allocated the mix of elements in our long-term incentive program in a manner designed to drive company performance and help us to retain key talent.

For 2009, the long-term incentive allocations for our NEOs were as follows:

The Committee determines the grant date for all long-term incentive awards. The Committee generally grants awards on an annual basis at its regularly scheduled December meeting, although awards may be granted in special circumstances or upon hire for certain executives. The Committee does not coordinate the grant date for any award with the release of material non-public information. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low NYSE trading prices of our common stock on the date of grant.

The target planning values under our long-term incentive program are based on publicly available Market data for similar executive officer positions using the 50th - 65th percentiles as a guideline. In December 2009, the Committee agreed to keep the target planning value flat, as it fell between the 50th — 65th percentiles of the Market. When determining the actual award sizes and planning values for each NEO, the Committee considered the NEO’s individual performance and potential, the NEO’s impact on the financial performance of our company, internal equity, and the number of shares available for grant under the 1998 Plan.

Once the Committee determined the long-term incentive planning value for each NEO, we provided 50% of the value in PSUs, 30% in RSUs and 20% in SARs. The specific number of PSUs and RSUs granted was determined by dividing the corresponding planning value by the fair market value of our common stock on the NYSE five trading days prior to the date of grant (without reduction for dividends or for vesting restrictions). The specific number of SARs granted was determined by dividing the corresponding planning value by the Black-Scholes value of our common stock five trading days prior to the date of grant (without reduction for vesting restrictions). Although we determine the number of awards five trading days prior to the date of grant for administrative reasons, the grant date fair value and the SAR exercise price are determined on the actual date of grant.

The following table summarizes the planning values and number of awards granted for each NEO:

	December 2009 Planning Value				Number of Awards Granted
NEO	PSUs	RSUs	SARs	Total	PSUs(1)	RSUs(1)	SARs(2)	Total

Mr. Bluedorn	$1,700,000	$1,020,000	$680,000	$3,400,000	45,467	27,280	61,096	133,843
Mr. Hau	418,116	250,870	167,247	836,233	11,183	6,710	15,027	32,920
Mr. Boxer	418,116	250,870	167,247	836,233	11,183	6,710	15,027	32,920
Mr. Young	418,116	250,870	167,247	836,233	11,183	6,710	15,027	32,920
Mr. Torres	418,116	250,870	167,247	836,233	11,183	6,710	15,027	32,920
Mr. Rumbough	130,000	78,000	52,000	260,000	3,477	2,086	4,672	10,235

(1)	The number of PSUs granted and the number of RSUs granted were determined based on the average of the high and low closing price of the company’s common stock on the NYSE five trading days prior to the date of grant ($37.39).

(2)	The number of SARs granted was determined based on the Black-Scholes value of the company’s common stock five trading days prior to the date of grant ($11.13).

The Committee provided these award levels in 2009 in order to maintain a market-competitive long-term incentive program, recognize NEO performance in the face of challenging and uncertain markets, and support our critical retention goals.

PSUs.  To maintain our strong focus on company performance, we granted 50% of the planning value for the December 2009 long-term incentive award in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If the threshold performance level has been achieved at the end of the performance period, the PSUs, to the extent earned, are distributed in the form of company common stock. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the measurement criteria annually, in consultation with the CEO, and in consideration of the financial metrics selected for the short-term incentive program as well as other metrics that enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and then our company distributes any earned shares.

The following table summarizes the key attributes of the PSUs granted in December 2006, which vested on December 31, 2009, and sets out financial performance goals and payout opportunities versus actual performance.

December 2006 PSU Grant
(for the January 1, 2007 — December 31, 2009 Performance Period)

Metric	Measurement Period	Threshold	Target	Maximum	Actual

Return on Invested Capital (“ROIC”) (1)	Three-year weighted average (20% lowest year, 40% other two years)	10%	16%	22.5%	17.8%
Payout as a % of Target Award		50%	100%	200%	127.68%

(1)	ROIC is net operating profit from continuing operations after taxes on a TTM basis divided by TTM average invested capital (total assets less non-interest bearing liabilities), adjusted for restructuring charges, net change in unrealized gains, or losses on open futures contracts.

In 2009, all eligible NEOs earned a payout of 127.68% of PSUs granted in December 2006 by exceeding the target level of ROIC performance over the three-year period beginning January 1, 2007 and ending December 31, 2009. The value of such payout is included in the Fiscal 2009 Option Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

Beginning in December 2007, the Committee used two financial metrics to determine the vesting of PSUs — ROIC and company core net income growth. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set our company core net income growth performance goals based on historical results and projected outcomes of that measure as well as expected market conditions.

The following table summarizes the key attributes of the PSUs granted in December 2009.

December 2009 PSU Grant
(for the January 1, 2010 — December 31, 2012 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum

ROIC	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	Three-year weighted- average (20% lowest year, 40% other two years)	No payout occurs unless mid-teens ROIC is achieved

Company Core Net Income Growth	50%	Measures profitability; higher company core net income correlates with higher earnings per share	Three-year compound average growth rate	Maximum payout requires double digit core net income compound average growth rate
Payout as a % of Target Award				50%	100%	200%

The PSUs granted to our NEOs in 2009 are included in the Fiscal 2009 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs.  To support our critical retention efforts designed to achieve continuity of management, the Committee granted the NEOs 30% of the planning value for the December 2009 long-term incentive award in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant if the recipient remains an employee of our company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares underlying RSUs granted to our NEOs in 2009 is included in the Fiscal 2009 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs.  To incentivize NEOs to grow our business and deliver increased returns to our stockholders, the Committee granted the NEOs 20% of the planning value for the December 2009 award in the form of SARs. SARs generally vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase, if any, between the fair market value of our common stock on the date of grant and the fair market value on the date the SAR is exercised is paid in company common stock. SARs granted in 2009 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2009 is included in the Fiscal 2009 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe providing reasonable perquisites to our NEOs is a market-competitive practice to attract and retain top executive talent. However, rather than offering individual perquisites to our NEOs, we provide a monthly lump-sum cash stipend to allow each NEO more flexibility and choice. In addition, we offer the installation of company products and equipment at the NEO’s home to promote our brand to both business and personal guests.

Benefit Programs

To attract and retain top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our general employee population. The following table summarizes the additional benefit programs in place during 2009 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2009

Plan	Type	Purpose

Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive executive level retirement benefit opportunity by providing higher accruals and permitting accruals that otherwise could not occur because of Code limitations on compensation.
Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive executive level life insurance benefits; minimum of $3 million in coverage for CEO and minimum of $1 million for other NEOs.

Employment Agreements and Change in Control Agreements

We have employment agreements and Change in Control (“CIC”) agreements with each NEO that have been reviewed and approved by the Committee. We believe employment agreements are necessary to attract and retain top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to evaluate, negotiate and execute a CIC transaction more objectively; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; and (4) preserve stockholder value by providing continuity of management during a transition period.

Since we pay compensation under our CIC agreements only if defined triggering events occur, we evaluate compensation to be provided under these agreements in isolation from the rest of the executive’s compensation package.

Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

We have adopted stock ownership guidelines because we believe stock ownership by executives helps align the interests of the executives with the interests of our stockholders and motivates the executives to build long-term stockholder value. We adopted the following stock ownership requirements effective January 1, 2010:

Level	Ownership Requirement

CEO	5X Base Salary
EVPs	3X Base Salary
Other Section 16 Officers	1.5X Base Salary

Each person will have five years from the later of January 1, 2010, or the date of hire or appointment to a covered position, to meet the applicable guidelines.

Clawback Policy

Effective January 1, 2010, our company adopted a formal incentive compensation clawback policy for the CEO, EVPs and Section 16 Officers. Under this policy, in the event of any fraud or misconduct that results in a restatement of our company’s financial results within three years of the filing of the original financial results, the Committee has the right to recoup and/or cancel incentive compensation of each person involved in such fraud or misconduct.

Tax and Accounting Implications

Section 162(m) Compliance

The Committee carefully considers the income tax consequences to our company when analyzing our executive compensation programs. Section 162(m) of the Code limits a company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. The Committee has designed several elements of our executive compensation programs to qualify for the “performance-based” exemption. For example, our short-term incentive program, PSUs and SARs are performance-based and therefore exempt from the limitations imposed by Section 162(m) of the Code. If granting awards or providing other executive compensation elements is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee may provide executive compensation that is not fully deductible. Our awards of RSUs meet our objective of key talent retention, but do not meet the performance-based exemption.

Nonqualified Deferred Compensation

In addition to the non-qualified Supplemental Retirement Plan discussed previously, our company also maintains a frozen non-qualified Profit Sharing Restoration Plan. Both of these deferred compensation plans are administered to comply with Section 409A of the Code.

Accounting for Stock-Based Awards

When developing each element of NEO compensation, the Committee considered the accounting consequences (in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)) of the program design and award levels. The Committee reviewed accounting cost models and structured our executive compensation programs in a manner that considered the cost and benefits of the various program elements.

Compensation and Human Resources Committee Report

The Committee has reviewed and discussed the foregoing CD&A with management, and recommends to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation and Human Resources Committee of the Board:

James J. Byrne (Chairperson)	Terry D. Stinson
John E. Major	Jeffrey D. Storey, M.D.

Summary Compensation Table

The following table provides information regarding total compensation earned by our NEOs, which include our CEO, our current CFO, and our three other most highly compensated executive officers. We also include two individuals who served as our principal financial officer during a portion of 2009, Susan K. Carter, our former EVP and CFO, and Roy A. Rumbough, our Interim CFO and Vice President, Controller and Chief Accounting Officer.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	Earnings ($)(3)	($)(4)(5)	Compensation

Todd M. Bluedorn	2009	828,000	0	2,564,885	669,826	880,000	243,389	46,010	5,232,110
Chief Executive Officer	2008	828,000	0	2,661,446	708,524	734,419	373,646	481,402	5,787,437
	2007	600,000	100,000	4,894,341	1,149,639	778,031	0	290,245	7,812,256
Robert W. Hau(6)	2009	103,030	425,000	956,262	164,749	69,909	0	86,489	1,805,439
Executive Vice President and Chief Financial Officer
Scott J. Boxer	2009	502,217	0	630,864	164,749	337,282	370,471	48,101	2,053,684
Executive Vice President	2008	502,217	0	665,368	177,131	179,537	719,148	57,155	2,300,556
and President and Chief	2007	485,233	0	658,388	169,590	622,026	389,788	101,721	2,426,746
Operating Officer, Service Experts
Douglas L. Young	2009	390,509	0	630,864	164,749	380,184	167,141	44,718	1,778,165
Executive Vice President	2008	390,509	0	665,368	177,131	252,198	224,924	45,484	1,755,614
and President and Chief Operating Officer, LII Residential
John D. Torres	2009	370,000	0	630,864	164,749	238,100	0	521,085	1,924,798
Executive Vice President, Chief Legal Officer and Corporate Secretary
Roy A. Rumbough	2009	222,794	0	313,169	51,221	105,232	2,234	31,700	726,350
Interim Chief Financial Officer and Vice President, Controller and Chief Accounting Officer
Susan K. Carter(7)	2009	198,647	0	0	0	0	0	1,766,088	1,964,735
Former Executive Vice	2008	472,458	0	665,368	177,131	263,386	203,510	52,191	1,834,044
President and Chief	2007	454,287	0	658,388	169,590	416,033	144,629	107,218	1,950,145
Financial Officer

(1)	The amounts shown represent the grant date fair value of each award (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with RSUs and PSUs granted under the 1998 Plan. Amounts for 2007 and 2008 have been recomputed using the same methodology in accordance with SEC rules. Assumptions used in calculating these amounts are described in note 17 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 18, 2010. Amounts for PSUs reflect the most probable outcome award value at the date of grant in accordance with FASB ASC Topic 718. If the Stock Awards column in the Summary Compensation Table computed PSUs at maximum performance levels, the total Stock Awards column value would equal:

		Stock Awards with
		PSU Value at Maximum
Name	Year	Performance Levels ($)

Todd M. Bluedorn	2009	4,167,942
	2008	4,324,854
	2007	7,953,325
Robert W. Hau	2009	1,350,547
Scott J. Boxer	2009	1,025,149
	2008	1,081,220
	2007	1,069,876
Douglas L. Young	2009	1,025,149
	2008	1,081,220
John D. Torres	2009	1,025,149
Roy A. Rumbough	2009	435,759
Susan K. Carter	2008	1,081,220
	2007	1,069,876

(2)	The amounts shown represent the grant date fair value of each award (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the 1998 Plan. Amounts for 2007 and 2008 have been recomputed using the same methodology in accordance with SEC rules. Assumptions used in calculating these amounts are included in note 17 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 18, 2010.

(3)	The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and frozen Consolidated Pension Plan as a result of one additional year of service. No above-market interest on nonqualified deferred compensation was earned.

(4)	The amounts shown include perquisites and other compensation. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2009 for each NEO.

	Perquisites			Other Compensation
		Company		Matching	Term Life	Relocation
	Cash	Equipment	Relocation	Charitable	Insurance	Tax-Gross-	Retirement
Name	Stipend	and Installation	Assistance	Contributions	Premiums	Ups	Contributions	Other	Total

Todd M. Bluedorn	$30,000	—	—	—	$1,310	—	$14,700	—	$46,010

Robert W. Hau	7,273	$20,900	$41,182	—	134	$13,909	3,091	—	86,489

Scott J. Boxer	30,000	—	—	$1,000	—	—	17,101	—	48,101

Douglas L. Young	30,000	—	—	—	18	—	14,700	—	44,718

John D. Torres	30,000	8,975	461,395	200	988	12,177	7,350	—	521,085

Roy A. Rumbough	16,000	—	—	1,000	—	—	14,700	—	31,700

Susan K. Carter	12,614	—	—	—	—	—	14,700	1,738,774	1,766,088

The values attributable to each item listed above are calculated as follows:

•	Cash Stipend — based on actual cash paid to each NEO in lieu of individual perquisites.

•	Company Equipment and Installation — company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program, and installation of such equipment is based on the incremental cost for installation paid by our company in 2009.

•	Relocation Assistance — based on the incremental cost paid or incurred by us in 2009 for the relocation of Mr. Torres from Austin, Texas to Dallas, Texas, and of Mr. Hau from Arizona to Texas, including home sale and home purchase assistance, shipment of household goods, duplicate housing costs and lump sum relocation allowance.

•	Matching Charitable Contributions — we offer an employee matching charitable contribution program to all employees to promote our community values by matching gifts up to $1,000 per year. The value for this table is based on contributions made on the NEO’s behalf and accrued by us in 2009.

•	Term Life Insurance Premiums — our NEOs participate in the same life insurance programs as our general employee population; however, all except Mr. Rumbough are guaranteed minimum coverage of $1 million or, in the case of Mr. Bluedorn, minimum coverage of $3 million. The amounts shown are based on the incremental cost paid by us in 2009 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance programs for other employees.

•	Relocation Tax Gross-Ups — based on the incremental cost paid by us in 2009 for certain taxable benefits related to relocation assistance.

•	Retirement Contributions — based on contributions made under our qualified 401(k) Plan, and for Mr. Boxer, additional contributions made as a taxable retirement allowance in 2009.

•	Other — based on the incremental cost paid or accrued by us in connection with Ms. Carter’s severance.

(5)	Mr. Bluedorn’s 2007 and 2008 “All Other Compensation” includes the incremental cost paid or incurred by us for relocation of Mr. Bluedorn from Connecticut to Texas, including home sale and home purchase assistance, shipment of household goods, duplicate housing costs and lump sum relocation allowance.

(6)	Mr. Hau’s employment with our company began on October 5, 2009. His annualized salary is $425,000, and the amount reported in the “Bonus” column represents a one-time sign-on bonus of $425,000.

(7)	The amount reported in the “All Other Compensation” column represents severance related payments when Ms. Carter’s employment with our company ended effective June 1, 2009, as described in “NEOs Whose Employment With Our Company Ended During 2009.”

Fiscal 2009 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the 1998 Plan to our NEOs in 2009.

									All	All
									Other	Other
									Stock	Option			Grant
									Awards:	Awards:	Exercise		Date Fair
						Estimated Future			Number of	Number of	or Base	Closing	Value of
						Payouts Under Equity			Shares of	Securities	Price of	Market	Stock and
			Estimated Possible Payouts Under			Incentive Plan			Stock or	Underlying	Option	Price on	Option
			Non-Equity Incentive Plan Awards (1)			Awards (2)			Units	Options	Awards	Date	Awards
	Grant		Threshold	Target	Max.	Threshold	Target	Max.	(#)	(#)	($/Sh)	of Grant	($)
Name	Date		($)	($)	($)	(#)	(#)	(#)	(3)	(4)	(5)	($/Sh)	(6)

Todd M. Bluedorn			455,400	910,800	2,049,300	—	—	—	—	—	—	—	—
	12/10/09		—	—	—	22,734	45,467	90,934	—	—	—	—	1,603,057
	12/10/09		—	—	—	—	—	—	27,280	—	—	—	961,827
	12/10/09		—	—	—	—	—	—	—	61,096	36.935	37.00	669,826
Robert W. Hau			36,060	72,121	162,272	—	—	—	—	—	—	—	—
	10/05/09	(7)	—	—	—	—	—	—	10,000	—	—	—	325,398
	12/10/09		—	—	—	5,592	11,183	22,366	—	—	—	—	394,286
	12/10/09		—	—	—	—	—	—	6,710	—	—	—	236,578
	12/10/09		—	—	—	—	—	—	—	15,027	36.935	37.00	164,749
Scott J. Boxer			175,776	351,552	790,992	—	—	—	—	—	—	—	—
	12/10/09		—	—	—	5,592	11,183	22,366	—	—	—	—	394,286
	12/10/09		—	—	—	—	—	—	6,710	—	—	—	236,578
	12/10/09		—	—	—	—	—	—	—	15,027	36.935	37.00	164,749
Douglas L. Young			136,678	273,356	615,051	—	—	—	—	—	—	—	—
	12/10/09		—	—	—	5,592	11,183	22,366	—	—	—	—	394,286
	12/10/09		—	—	—	—	—	—	6,710	—	—	—	236,578
	12/10/09		—	—	—	—	—	—	—	15,027	36.935	37.00	164,749
John D. Torres			129,500	259,000	582,750	—	—	—	—	—	—	—	—
	12/10/09		—	—	—	5,592	11,183	22,366	—	—	—	—	394,286
	12/10/09		—	—	—	—	—	—	6,710	—	—	—	236,578
	12/10/09		—	—	—	—	—	—	—	15,027	36.935	37.00	164,749
Roy A. Rumbough			50,128	100,257	225,578	—	—	—	—	—	—	—	—
	05/20/09	(8)	—	—	—	—	—	—	4,000	—	—	—	117,031
	12/10/09		—	—	—	1,739	3,477	6,954	—	—	—	—	122,591
	12/10/09		—	—	—	—	—	—	2,086	—	—	—	73,547
	12/10/09		—	—	—	—	—	—	—	4,672	36.935	37.00	51,221
Susan K. Carter			N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amounts shown represent award opportunities under our short-term incentive program for 2009. These awards were paid on March 15, 2010 in the amounts included in the Summary Compensation Table.

(2)	The amounts shown represent the number of PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2012.

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)	The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the RSU and PSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

						FMV Based on
		Assumptions				Average High/	Grant Date
					Risk Free	Low NYSE Trading	Fair Value
		Volatility	Expected Life	Dividend Yield	Interest Rate	Prices on Date of	Per Share
Grant Date	Award	(%)	(Years)	(%)	(%)	Grant ($)	($)

5/20/2009	RSU	—	—	1.85	—	30.925	29.2577
10/05/2009	RSU	—	—	1.68	—	34.215	32.5398
12/10/2009	RSU	—	—	1.55	—	36.935	35.2576
12/10/2009	PSU	—	—	1.55	—	36.935	35.2576
12/10/2009	SAR	39.81	4.12	1.57	1.78	36.935	10.9635

(7)	One-time sign-on award of 10,000 RSUs.

(8)	Award of 4,000 RSUs made in recognition of the additional responsibilities Mr. Rumbough assumed during his role as Interim CFO.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2009.

	Option/SAR Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number of	or Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying	Option/		Stock	Stock	Rights	Other Rights
	Unexercised	Unexercised	SAR	Option/	That Have	That Have	That Have	That Have
	Options/	Options/	Exercise	SAR	Not	Not	Not	Not
	SARs(#)	SARs (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($/Sh)(2)	Date	(#)(3)	($)(4)	(#)(5)	($)(6)

Todd M. Bluedorn	48,025	0	35.820	12/08/13	94,901	3,704,935	133,115	5,196,810
	54,291	27,146	34.520	12/06/14
	34,658	69,318	28.240	12/11/15
	0	61,096	36.935	12/10/16
Robert W. Hau	0	15,027	36.935	12/10/16	16,710	652,358	11,183	436,584
Scott J. Boxer	34,070	0	16.760	12/11/10	69,588	2,716,716	33,095	1,292,029
	18,463	0	29.355	12/09/12
	17,062	0	30.845	12/08/13
	13,572	6,787	34.520	12/06/14
	8,664	17,330	28.240	12/11/15
	0	15,027	36.935	12/10/16
Douglas L. Young	3,635	0	29.355	12/09/12	39,531	1,543,290	33,095	1,292,029
	17,062	0	30.845	12/08/13
	13,572	6,787	34.520	12/06/14
	8,664	17,330	28.240	12/11/15
	0	15,027	36.935	12/10/16

John D. Torres	8,524	17,049	28.240	12/11/15	15,947	622,571	26,578	1,037,605
	0	15,027	36.935	12/10/16
Roy A. Rumbough	5,039	0	30.850	12/08/13	11,257	439,473	10,179	397,388
	4,152	2,076	34.520	12/06/14
	2,650	5,301	28.240	12/11/15
	0	4,672	36.935	12/10/16
Susan K. Carter	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Outstanding SARs and stock options vest in one-third increments on each anniversary of the date of grant.

(2)	Pursuant to the 1998 Plan, the exercise price for all outstanding SARs and stock options is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.

(3)	The amounts shown represent all outstanding RSUs and outstanding PSUs granted prior to 2003 held by the NEOs. Refer to column (a) of Table 1 below for the vesting dates of such awards. As of December 31, 2009, Mr. Boxer and Mr. Young were the only NEOs holding PSUs granted prior to 2003. To the extent these PSUs did not vest at target at the end of the original three-year performance period, the awards will vest at target and be distributed in shares of our common stock 10 years from the date of grant.

(4)	The amounts shown are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(5)	The amounts shown represent outstanding PSUs granted after January 1, 2003. Refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

(6)	The amounts shown are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

Table 1

	(a)		(b)
	Shares or Units of Stock		Equity Incentive Plan Awards: Unearned
	That		Shares,
	Have Not Vested		Units or Other Rights That Have Not Vested
	Number of		Number of		Performance
Name	Awards	Vesting Date	Awards	Vesting Date	Assumption

Todd M. Bluedorn	30,066	12/06/10	25,056	12/31/10	Threshold
	37,555	12/11/11	62,592	12/31/11	Target
	27,280	12/10/12	45,467	12/31/12	Target

Total	94,901		133,115
Robert W. Hau	10,000	10/05/12	11,183	12/31/12	Target

	6,710	12/10/12

Total	16,710		11,183
Scott J. Boxer	7,517	12/06/10	6,264	12/31/10	Threshold
	40,000	12/13/10	15,648	12/31/11	Target
	9,389	12/11/11	11,183	12/31/12	Target

	5,972	05/17/12
	6,710	12/10/12

Total	69,588		33,095
Douglas L. Young	7,517	12/06/10	6,264	12/31/10	Threshold
	13,697	12/13/10	15,648	12/31/11	Target
	9,389	12/11/11	11,183	12/31/12	Target

	2,218	05/17/12
	6,710	12/10/12

Total	39,531		33,095
John D. Torres	9,237	12/11/11	15,395	12/31/11	Target
	6,710	12/10/12	11,183	12/31/12	Target

Total	15,947		26,578
Roy A. Rumbough	2,299	12/06/10	1,916	12/31/10	Threshold
	2,872	12/11/11	4,786	12/31/11	Target
	4,000	05/20/12	3,477	12/31/12	Target

	2,086	12/10/12

Total	11,257		10,179
Susan K. Carter	N/A	N/A	N/A	N/A	N/A

Fiscal 2009 Option Exercises and Stock Vested

The following table provides information regarding each exercise of stock options and SARs by our NEOs and each vesting or distribution of RSUs and PSUs held by our NEOs in 2009.

	Options/SAR Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized on
	Acquired on	Exercise	Acquired on		Vesting
Name	Exercise (#)	($)(1)	Vesting (#)		($)(2)

Todd M. Bluedorn	0	0	RSU	23,669	871,966
			PSU	50,368	2,275,626
Robert W. Hau	0	0	RSU	0	0
			PSU	0	0
Scott J. Boxer	89,324	2,012,121	RSU	15,361	565,899
			PSU	17,903	808,858
Douglas L. Young	0	0	RSU	14,368	529,317
			PSU	17,903	808,858
John D. Torres	0	0	RSU	0	0
			PSU	0	0
Roy A. Rumbough	0	0	RSU	2,484	91,511
			PSU	5,287	238,867
Susan K. Carter	36,623	159,496	RSU	N/A	N/A
			PSU	N/A	N/A

(1)	The amounts shown are based on the difference between the exercise price of the stock options and/or SARs (the average of the high and low NYSE trading prices of our common stock on the date of the grant) and the NYSE trading price of our common stock at the time of exercise.

(2)	The amounts shown for RSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of vesting. For PSUs, the amounts shown reflect achievement of 127.68% of target performance levels. Although the PSUs vested on December 31, 2009, the common stock underlying the PSUs was not distributed to each NEO until March 15, 2010, after certification of performance by the Compensation and Human Resources Committee. The amounts shown for PSUs are based on the average of the high and low NYSE trading prices of our common stock on the date of distribution.

Retirement Plans

Qualified Retirement Plans

Frozen Consolidated Pension Plan

Beginning in 2009, the Consolidated Pension Plan was frozen and therefore benefits will no longer grow with increases in service and compensation. The monthly target benefit is based on 1.00% of final average annual pay, plus 0.60% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under our frozen Profit Sharing Retirement Plan, with the difference, if any, provided by the frozen Consolidated Pension Plan. Participants become vested in their frozen Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age). If age and service requirements are met (generally attainment of age 62 and 10 years of service or age plus years of service total 80), benefits may commence earlier on an actuarially reduced basis. At the time of retirement, the participant will be paid in the form of an annuity payment. We do not grant extra years of service under the frozen Consolidated Pension Plan.

Frozen Profit Sharing Retirement Plan

We froze the Profit Sharing Retirement Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. We direct the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.

401(k) Salaried Retirement Plan

Effective January 1, 2009, as a replacement to the frozen Consolidated Pension Plan and frozen Profit Sharing Retirement Plan, we adopted a new 401(k) Salaried Retirement Plan. Salaried employees are eligible to participate in this plan, and all contributions are made on a pretax basis. Participants can contribute up to 75% of their eligible earnings each pay period and receive a company match of 50% on up to 6% of their eligible pay. The match fully vests after the participant completes two years of service with our company. In addition, all participants (after completing one year of service) receive a base contribution equal to 3% of eligible pay each pay period. The base contribution is immediately fully vested.

Mr. Boxer participates in a separate 401(k) Salaried Retirement Plan for employees of Service Experts Inc. Participants receive a company match of 33% on up to 6% of their eligible pay. In addition, eligible employees receive a taxable retirement allowance each pay period equal to 5% of eligible pay, capped at the qualified plan limitations imposed by the Internal Revenue Service.

Non-Qualified Retirement Plans

Supplemental Retirement Plan

Our Supplemental Retirement Plan, the purpose of which is to provide market-competitive executive level retirement benefit opportunities, permits income above Internal Revenue Service limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under our the frozen Consolidated Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Consolidated Pension Plan (e.g., unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service for a total of 80 has been met), and provides lump-sum payments at the time of separation.

Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our company’s frozen Consolidated Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Retirement Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service. Extra years of credited service are not provided to participants except in the case of a change in control. Under such circumstances, up to three years of service and age would be granted to each NEO, not to exceed the 15 year maximum credited service cap. The incremental effects of additional years of service are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”

Frozen Profit Sharing Restoration Plan

We froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period.

We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the qualified frozen Profit Sharing Retirement Plan. We may change these investments at any time. The weighted average annual rate of return for the calendar year ended December 31, 2009, was 28.86%.

Fiscal 2009 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2009, as well as payments made to each NEO in 2009 under such plans. As of December 31, 2009, none of our NEOs were eligible for early retirement under these plans.

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	the Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Todd M. Bluedorn	Consolidated Pension Plan (Frozen)	1.9	18,220	0
	Supplemental Retirement Plan	2.9	598,815	0
Robert W. Hau(2)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	0.3	0	0
Scott J. Boxer	Consolidated Pension Plan (Frozen)	10.6	120,047	0
	Supplemental Retirement Plan	11.6	2,702,597	0
Douglas L. Young	Consolidated Pension Plan (Frozen)	9.6	29,027	0
	Supplemental Retirement Plan	10.6	874,247	0
John D. Torres(3)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	1.0	0	0
Roy A. Rumbough(4)	Consolidated Pension Plan (Frozen)	2.6	35,127	0
	Supplemental Retirement Plan	N/A	N/A	0
Susan K. Carter(5)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	N/A	N/A	975,909

(1)	The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2009 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 6.07% interest (discount) rate as of December 31, 2009 and the RP-2000 mortality table for males and females without collar adjustment. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in note 13 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2010.

(2)	Mr. Hau is not eligible to participate in the frozen Consolidated Pension Plan due to his date of hire. Mr. Hau’s Supplemental Retirement Plan value is $0 since he does not have a complete year of eligible earnings.

(3)	Mr. Torres is not eligible to participate in the frozen Consolidated Pension Plan due to his date of hire. Mr. Torres’ Supplemental Retirement Plan value is $0 since he does not have a complete year of eligible earnings.

(4)	Mr. Rumbough is not eligible to participate in the Supplemental Retirement Plan.

(5)	In accordance with Section 409A of the Code, Ms. Carter was paid a single lump-sum payment of $975,909 on December 3, 2009, six months and one day following her date of separation of service.

Fiscal 2009 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our frozen Profit Sharing Restoration Plan in 2009 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2009.

	Executive	Company			Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Withdrawals/	at Last Fiscal
Name	($)	($)	($)	Distributions ($)	Year-End ($)(1)

Todd M. Bluedorn(2)	0	0	10,047	0	44,857
Robert W. Hau(3)	0	0	0	0	0
Scott J. Boxer	0	0	119,092	0	531,724
Douglas L. Young	0	0	51,244	0	228,797
John D. Torres(3)	0	0	0	0	0
Roy A. Rumbough(3)	0	0	0	0	0
Susan K Carter	0	0	35,629	132,150	0

(1)	Our contributions to the frozen Profit Sharing Restoration Plan are also included in the Summary Compensation Table in the “All Other Compensation” column as follows:

Name	2007	2008	2009

Todd M. Bluedorn	$0	$34,810	N/A
Robert W. Hau	N/A	N/A	N/A
Scott J. Boxer	53,655	22,622	N/A
Douglas L. Young	N/A	10,911	N/A
John D. Torres	N/A	N/A	N/A
Roy A. Rumbough	N/A	N/A	N/A
Susan K. Carter	62,025	16,658	N/A

Aggregate earnings for each NEO under the frozen Profit Sharing Restoration Plan were not reported in the Summary Compensation Table for 2009 or previous years because such earnings were at the market rate.

(2)	Mr. Bluedorn did not join our company until 2007 and did not become eligible to participate in this plan until January 1, 2008.

(3)	Mr. Hau, Mr. Torres, and Mr. Rumbough are not eligible to participate in this plan.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Change in Control Agreements

We are party to employment agreements and CIC agreements with each NEO who is currently employed by us. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and assignments for each NEO and contain post-employment covenants, including protection of confidential information, prohibition on the diversion of employees, vendors and contractors and the solicitation of customers for a period of 24 months following termination of employment with us. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least

30 days prior to such date of a decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.

Change in Control Agreements

Our CIC agreements with our NEOs, the terms and conditions of which are substantially similar, provide for certain benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction involving our company. The agreements require the NEO to maintain the confidentiality of our information and, for a period of 24 months following termination of employment, not to induce our employees to terminate their employment with our company.

Payments Made Upon Voluntary Termination

If a NEO voluntarily terminates his or her employment with our company, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, all of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon For Cause Termination

If we terminate a NEO for cause, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. All of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon Retirement

If a NEO retires, he or she will be entitled to receive base salary through the last day of employment, a prorated payment under our short-term incentive program based on the NEO’s last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	unvested SAR awards will terminate on the NEO’s last day of employment and vested awards will remain exercisable for the remainder of the term of the award;

•	for RSUs, the NEO will receive a prorated portion of shares based on the date of retirement at the end of the applicable vesting period;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for other PSUs, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his or her employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all outstanding, vested stock options and SARs will continue to be exercisable for 90 days following the NEO’s last day of employment; provided that to the extent such award is not vested on the NEO’s last day of employment, the remaining unexercisable portion of the award will terminate as of such date; and

•	unvested RSUs and PSUs will generally terminate on the NEO’s last day of employment.

Normal Severance Compensation.  If the NEO elects to receive “normal severance compensation,” he or she will receive monthly payments equal to the greater of (1) his or her monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his or her monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits.  If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our company, generally include the following:

Component	Less than Three Years of Service(1)	Three or More Years of Service(2)

Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of current base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of current base salary	Same
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed	Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

(1)	Mr. Rumbough’s employment agreement provides for “enhanced severance benefits” noted under the “Less Than Three Years of Service” column, regardless of years of service with our company.

(2)	Mr. Bluedorn’s employment agreement provides for “enhanced severance benefits” noted under the “Three or More Years of Service” column, regardless of years of service with our company.

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his or her employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he or she will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all outstanding stock options and SARs will vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his or her beneficiary, will receive a prorated payment based upon the portion of the vesting period the NEO actually served as an employee of our company payable at the time employment ceases;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for PSUs granted after January 2003, the NEO, or his or her beneficiary, will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as our employee, payable at the time employment ceases.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability

Except as described below, Mr. Bluedorn will receive similar severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•	any change in Mr. Bluedorn’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimus changes and an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

•	any failure by us to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

•	any requirement for him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by us of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board to nominate him for election by the stockholders as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” or (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause; or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination. However, unlike the other NEOs, he will receive two years of base salary and the total of any payouts under our short-term incentive programs actually paid to him during the preceding 24-month period without regard to years of service with our company.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a Change in Control

Definition of Change in Control

A CIC generally includes the occurrence of any of the following events:

•	acquisition by third party of 35% or more of our voting stock;

•	change in majority of board members without majority Board approval;

•	stockholder approval of a merger, consolidation or reorganization;

•	stockholder approval of the liquidation or dissolution of our company; or

•	stockholder approval of the sale of substantially all corporate assets.

Definition of Good Reason

“Good reason, “ under each CIC agreement, includes:

•	any change in the NEO’s position, authority, duties, or responsibilities (excluding de minimus changes);

•	any failure by us to comply with the NEO’s CIC agreement, including without limitation the provision regarding compensation and benefits;

•	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

•	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

•	any failure to reelect to the Board any NEO serving as a member of the Board.

CIC Benefits

If a NEO’s employment is terminated by us without cause or by the NEO for “good reason” either (i) within two years following a CIC, or (ii) within six months prior to a CIC, we will provide the NEO, other than Mr. Rumbough, with the following CIC benefits:

Component	CIC Benefit

Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
280G Tax Gross-up	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

Upon a CIC, all outstanding stock options, SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding stock options and SARs may be exercised by the NEO up to 90 days after a NEO’s termination within one year following a CIC. Mr. Rumbough’s CIC Benefits are outlined below in “Tables Illustrating Potential Payments Upon Termination or Change in Control — Roy A. Rumbough.”

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2009; (B) in the case of disability, the NEO elects to receive “enhanced severance benefits;” (C) in the case of retirement, the NEO is eligible for retirement, and (D) in the case of change in control, the NEO terminates for “good reason” or is involuntarily terminated without cause.

Todd M. Bluedorn

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance(1)	Death	Disability	Termination	Control

Base Salary	$0	$0	$207,000	$1,656,000	$1,656,000	$1,656,000	$0	$2,484,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	910,800
Bonus	0	0	0	1,512,450	1,512,450	1,512,450	0	2,732,400
Payment in Lieu of Outplacement Services	0	0	0	82,800	82,800	82,800	0	124,200
Payment in Lieu of Perquisites	0	0	0	82,800	82,800	82,800	0	372,600
Post-Employment Health Care Coverage	0	0	0	37,604	21,912	37,604	0	76,964
Long-Term Equity Accelerated Vesting(2)	0	2,882,359	0	0	3,882,300	3,882,300	0	17,054,781
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	696,292
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	8,942,758
Unused, Accrued Vacation(3)	79,615	79,615	79,615	79,615	79,615	79,615	79,615	79,615

TOTAL	$79,615	$2,961,974	$286,615	$3,451,269	$7,317,877	$7,333,569	$79,615	$33,474,410

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our company for “good reason” under his employment agreement.

(2)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(3)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

Robert W. Hau

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$106,250	$425,000	$106,250	$425,000	$0	$1,275,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	297,500
Bonus	0	0	0	0	0	0	0	892,500
Payment in Lieu of Outplacement Services	0	0	0	42,500	0	42,500	0	63,750
Payment in Lieu of Perquisites	0	0	0	42,500	0	42,500	0	191,250
Post-Employment Health Care Coverage	0	0	0	38,298	0	0	0	82,238
Long-Term Equity Accelerated Vesting(1)	0	44,217	0	0	75,849	75,849	0	1,557,159
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,604,474
Unused, Accrued Vacation(2)	40,865	40,865	40,865	40,865	40,865	40,865	40,865	40,865

TOTAL	$40,865	$85,082	$147,115	$589,163	$222,964	$626,714	$40,865	$6,004,736

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

Scott J. Boxer

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$125,554	$1,004,433	$125,554	$1,004,433	$0	$1,506,650
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	351,552
Bonus	0	0	0	801,563	0	801,563	0	1,054,655
Payment in Lieu of Outplacement Services	0	0	0	50,222	0	50,222	0	75,332
Payment in Lieu of Perquisites	0	0	0	50,222	0	50,222	0	225,997
Post-Employment Health Care Coverage	0	0	0	38,298	0	0	0	66,173
Long-Term Equity Accelerated Vesting(1)	0	720,390	0	0	969,863	969,863	0	6,039,329
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	899,621
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Unused, Accrued Vacation(2)	48,290	48,290	48,290	48,290	48,290	48,290	48,290	48,290

TOTAL	$48,290	$768,680	$173,844	$1,993,028	$1,143,707	$2,924,593	$48,290	$10,267,599

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

Douglas L. Young

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$97,627	$781,018	$97,627	$781,018	$0	$1,171,526
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	273,356
Bonus	0	0	0	523,005	0	523,005	0	820,068
Payment in Lieu of Outplacement Services	0	0	0	39,051	0	39,051	0	58,576
Payment in Lieu of Perquisites	0	0	0	39,051	0	39,051	0	175,729
Post-Employment Health Care Coverage	0	0	0	37,986	0	0	0	65,705
Long-Term Equity Accelerated Vesting(1)	0	720,390	0	0	969,863	969,863	0	4,865,904
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	316,355
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,087,026
Unused, Accrued Vacation(2)	37,549	37,549	37,549	37,549	37,549	37,549	37,549	37,549

TOTAL	$37,549	$757,939	$135,176	$1,457,660	$1,105,039	$2,389,537	$37,549	$9,871,794

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

John D. Torres

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$92,500	$370,000	$92,500	$370,000	$0	$1,110,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	259,000
Bonus	0	0	0	0	0	0	0	777,000
Payment in Lieu of Outplacement Services	0	0	0	37,000	0	37,000	0	55,500
Payment in Lieu of Perquisites	0	0	0	37,000	0	37,000	0	166,500
Post-Employment Health Care Coverage	0	0	0	38,298	0	0	0	66,125
Long-Term Equity Accelerated Vesting(1)	0	347,545	0	0	563,306	563,306	0	2,913,539
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,852,250
Unused, Accrued Vacation(2)	35,577	35,577	35,577	35,577	35,577	35,577	35,577	35,577

TOTAL	$35,577	$383,122	$128,077	$517,875	$691,383	$1,042,883	$35,577	$7,235,491

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

Roy A. Rumbough

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control(3)

Base Salary	$0	$0	$55,699	$222,794	$55,699	$222,794	$0	$445,588
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100,257
Bonus	0	0	0	85,397	0	85,397	0	200,515
Payment in Lieu of Outplacement Services	0	0	0	22,279	0	22,279	0	33,419
Payment in Lieu of Perquisites	0	0	0	22,279	0	22,279	0	66,838
Post-Employment Health Care Coverage	0	0	0	38,298	0	0	0	39,554
Long-Term Equity Accelerated Vesting(1)	0	252,464	0	0	369,556	369,556	0	1,460,316
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	755,997
Unused, Accrued Vacation(2)	21,423	21,423	21,423	21,423	21,423	21,423	21,423	21,423

TOTAL	$21,423	$273,887	$77,122	$412,471	$446,678	$743,729	$21,423	$3,123,907

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2009, which was $39.04.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2009 (assuming the NEO did not take any vacation days in 2009). Actual payouts may vary depending on the specific circumstances.

(3)	If Mr. Rumbough’s employment is terminated by us involuntarily without cause or by him for “good reason” either (i) within two years following a CIC or (ii) within six months prior to a CIC, we will provide Mr. Rumbough with the following CIC benefits:

Component	CIC Benefit

Base Salary Severance	Lump-sum payment equal to two times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to two times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 30% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 24 months while the NEO is unemployed and not eligible for other group health coverage
280G Tax Gross-up	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

NEOs Whose Employment With Our Company Ended During 2009

Susan K. Carter

As previously indicated, Ms. Carter’s employment with our company ended on June 1, 2009. Ms. Carter was eligible to receive enhanced severance benefits, and the following table reflects actual severance related payments made, or to be made, pursuant to her employment agreement.

Component	Payment

Severance (Base Salary)	$944,917
Severance (Bonus)	679,419
Payment in Lieu of Outplacement Services	47,246
Payment in Lieu of Perquisites	47,246
Unused, Accrued Vacation	15,294
Post Employment Health Care Coverage	4,652

TOTAL	$1,738,774

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term incentive awards to compensate members of our Board. Directors who are also employees of our company do not receive any additional compensation for serving on our Board.

2009 Annual Retainer and Meeting Fees

In 2009, we paid our non-employee directors as follows:

			Board	Committee	Director
	Board	Committee	Meeting	Meeting	Education
	Retainer	Chair Retainer	Attendance	Attendance	Session

Non-Employee	$65,000, with	• Audit: $15,000	$1,500 for	$1,200 for	$1,500
Directors, Other	up to $45,000	• Compensation and	each meeting day	each meeting
than the Chairman	payable in	Human Resources:	attended in	attended in
of the Board:	cash and the	$10,000	person	person
	remainder	• Board Governance:
	payable in	$10,000	$1,000 for each	$750 for each
	company stock	• Other Board	telephonic	telephonic
		Committees: $6,000	meeting	meeting

Chairman of the	$130,000, with	N/A	$3,000 for	$50,000 flat fee	$3,000
Board:	up to $90,000		each meeting
	payable in		day attended in
	cash and the		person
remainder
	payable in		$2,000 for
	company stock		telephonic
meeting

The Board approved additional compensation for the Chairman of the Board because of the leadership responsibilities he has assumed in his role, such as presiding over Board committee meetings and executive session meetings.

We also reimburse all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings. We pay directors’ fees on a quarterly basis.

Non-Employee Directors’ Compensation and Deferral Plan

Under the Non-Employee Directors’ Compensation and Deferral Plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in the form of company common stock. In 2009, non-employee directors were required to take at least $20,000 of their annual retainer in stock under this plan, with the exception of the Chairman of the Board, who is required to take at least $40,000 in stock under this plan.

The cash deferral component of the plan is frozen and during 2009 Linda G. Alvarado was the only director with an account balance. The account bears interest at an annual rate equal to the prime rate charged by our lenders plus 1%. Upon separation from service, reaching age 70 or death, the value of her account is payable in a cash lump-sum, or if elected in the year prior to payment, in the form of annual installments over a three-year period.

2009 Long-Term Incentive Compensation

Non-employee directors receive 100% of their long-term incentive in the form of RSUs under the 1998 Plan. In 2009, we awarded each non-employee director, other than the Chairman of the Board, 2,541 RSUs. We awarded the Chairman of the Board 5,082 RSUs in 2009. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Pursuant to the 1998 Plan, no non-employee director may be granted, during any calendar year, stock awards consisting of more than 40,000 shares of our common stock, except a non-employee Chairman of the Board may be granted up to 200,000 shares of our common stock.

Retirement and Health and Welfare Plans

We provide a Directors’ Retirement Plan for non-employee directors who were active Board members prior to 1998 and allow such directors to participate in our health care programs. The Directors’ Retirement Plan provides for continuation of the maximum cash component of the Pre-1998 director’s annual retainer at the time of retirement for life. During 2009, Ms. Alvarado, Mr. Byrne, Mr. Major, and Mr. Thompson were the only active Board members eligible for this plan. We extend our health care programs to non-employee directors who were active Board members prior to 1998 under the same terms and provisions that we provide to our employees. Mr. Byrne and Mr. Major are the only active Board members who participated in our health care programs.

2009 Perquisites and Other Compensation

In 2009, we provided the following additional benefits to our non-employee directors:

•	receive up to $5,000 of tax and financial planning services;

•	participate in our employee rebate program, which provides rebates on residential heating and air conditioning equipment, hearth products, accessories, and supplies;

•	receive a comprehensive physical examination paid for or reimbursed by our company; and

•	participate in our employee matching charitable contribution program, pursuant to which we match the director’s charitable contributions in an amount up to $1,000 per year.

The aggregate value of all perquisites provided for each non-employee director was less than $10,000 for 2009.

Stock Ownership Guidelines

Pursuant to our Corporate Governance Guidelines, all directors are required to own shares of our stock having a value of at least:

•	three times their annual retainer within three years from the later of January 1, 2010 or their election; and

•	four times their annual retainer within five years from the later of January 1, 2010 or their election.

Fiscal 2009 Director Compensation

The following table provides information regarding compensation earned in 2009 by each non-employee member of our Board in 2009.

			Change in Pension Value
	Fees Earned		and Nonqualified
	or Paid in	Stock	Deferred Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total ($)

Richard L. Thompson	202,000	181,007	0	0	383,007
Linda G. Alvarado	83,000	90,503	39,920	0	213,423
Steven R. Booth	79,600	90,503	N/A	0	170,103
James J. Byrne	96,350	90,503	0	0	186,853
Janet K. Cooper	97,600	90,503	N/A	0	188,103
C.L. (Jerry) Henry	90,850	90,503	N/A	0	181,353
John E. Major	103,150	90,503	0	0	193,653
John W. Norris, III	90,400	90,503	N/A	0	180,903
Paul W. Schmidt	109,000	90,503	N/A	0	199,503
Terry D. Stinson	98,750	90,503	N/A	0	189,253
Jeffrey D. Storey, M.D.	87,550	90,503	N/A	0	178,053

(1)	The table below identifies the allocation between cash and stock of the fees earned in 2009 by each non-employee director:

Name	Paid in Cash	Paid in Stock

Richard L. Thompson	$123,076	$78,924
Linda G. Alvarado	63,067	19,933
Steven R. Booth	59,667	19,933
James J. Byrne	61,692	34,658
Janet K. Cooper	77,667	19,933
C.L. (Jerry) Henry	70,917	19,933
John E. Major	83,217	19,933
John W. Norris, III	70,467	19,933
Paul W. Schmidt	29,087	79,913
Terry D. Stinson	23,811	74,939
Jeffrey D. Storey, M.D.	22,597	64,953

(2)	The amounts shown represent the grant date fair value (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) in accordance with FASB ASC Topic 718, in connection with RSUs granted under the 1998 Plan.

The grant date fair value of RSUs granted to non-employee directors in 2009, calculated in accordance with FASB ASC Topic 718, is as follows:

		RSUs Granted in	Grant Date Fair Value	Grant Date Fair
	Grant Date	2009 (#)	Per Share ($) (a)	Value ($)

Chairman of the Board	December 11, 2009	5,082	35.6172	181,007
All Other Non-Employee Directors	December 11, 2009	2,541	35.6172	90,503

(a)	$35.6172 is the dividend discounted value, based on a dividend rate of 1.54%, of the average of the high and low NYSE trading prices of our common stock on the date of the grant, which was $37.2950.

The following table provides information regarding the aggregate number of outstanding RSUs, stock options and SARs held by each non-employee director as of December 31, 2009. RSUs generally vest on the third anniversary of the date of grant and all stock options and SARs vest in one-third increments on each anniversary of the date of grant. Stock options granted prior to 2000 expire 10 years from the date of grant and stock options and SARs granted in or after 2000 expire seven years from the date of grant.

		Aggregate Options/SARs
	Aggregate RSUs Outstanding as of	Outstanding as of
Name	December 31, 2009 (# of shares)	December 31, 2009 (# of shares)

Richard L. Thompson	17,678	42,595
Linda G. Alvarado	8,839	9,829
Steven R. Booth	8,839	35,344
James J. Byrne	8,839	22,929
Janet K. Cooper	8,839	22,929
C.L. (Jerry) Henry	8,839	35,344
John E. Major	8,839	9,798
John W. Norris, III	8,839	35,344
Paul W. Schmidt	8,839	9,798
Terry D. Stinson	8,839	35,344
Jeffrey D. Storey, M.D.	8,839	4,706

(3)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2009 under our Directors’ Retirement Plan as a result of one additional year of service and are based on a 6.0% discount rate.

(4)	The aggregate value of all perquisites provided for each non-employee director was less than $10,000 for 2009.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board. Subject to limited exceptions, the written policy generally covers all transactions between our company and any director or executive officer, including their immediate family members and affiliates, as well as stockholders holding more than five percent of our common stock. Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event management recommends any related party transaction in between regularly scheduled Audit Committee meetings, such transactions may be presented to the Chairperson of the Audit Committee for approval, subject to ratification by the Audit Committee at the next regularly scheduled meeting. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors. Notwithstanding the foregoing, a related party transaction involving compensation must be approved by our Compensation and Human Resources Committee and does not require approval by the Audit Committee. No transactions with related persons occurred during fiscal 2009 that require disclosure under Item 404(a), of Regulation S-K as adopted by the SEC, and there are no such proposed transactions.

Compensation Committee Interlocks and Insider Participation

During 2009, no member of the Compensation and Human Resources Committee was an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 5, 2010 by the following persons:

•	each of our NEOs;

•	each of our directors;

•	our NEOs, other executive officers and directors, as a group; and

•	each person known by us to own more than 5% of the outstanding shares of our common stock.

Beneficial ownership includes direct and indirect ownership of shares of our common stock, including rights to acquire beneficial ownership of shares upon the exercise of stock options or SARs exercisable as of February 5, 2010 and that would become exercisable within 60 days of such date. To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 56,283,803 shares of common stock outstanding as of February 5, 2010. Unless otherwise indicated, all stockholders listed below have an address in care of our principal executive offices, which are located at 2140 Lake Park Blvd., Richardson, Texas 75080.

		Stock Options/SARs
	Shares Beneficially	Exercisable Within		Percent
Name of Beneficial Owner	Owned (#)(1)	60 Days(#)	Total(#)	of Class(%)

Todd M. Bluedorn	308,282	136,974	445,256	*
Linda G. Alvarado(2)	25,066	9,798	34,864	*
Steven R. Booth(3)	2,637,090	35,344	2,672,434	4.75%
Scott J. Boxer	414,855	91,831	506,686	*
James J. Byrne	54,400	22,929	77,329	*
Susan K. Carter(4)	50,624	—	50,624	*
Janet K. Cooper	26,547	22,929	49,476	*
Robert J. Hau	27,893	—	27,893	*
C. L. (Jerry) Henry	33,122	35,344	68,466	*
John E. Major	39,952	9,798	49,750	*
John W. Norris, III(5)	332,039	35,344	367,383	*
Roy A. Rumbough	29,319	11,841	41,160	*
Paul W. Schmidt	24,552	9,798	34,350	*
Terry D. Stinson	22,575	35,344	57,919	*
Jeffrey D. Storey, M.D.(6)	233,461	4,706	238,167	*
Richard L. Thompson(7)	184,371	42,595	226,966	*
John D. Torres	42,525	8,524	51,049	*
Douglas L. Young	148,826	42,933	191,759	*
All executive officers and directors as a group (23 persons)	5,050,108	702,962	5,753,070	10.10%
John W. Norris, Jr.(8)	4,097,363	35,000	4,132,363	7.34%
BlackRock Inc.(9)	3,936,128	—	3,936,128	6.99%
Wellington Management Company, LLP(10)	6,851,464	—	6,851,464	12.17%

*	Less than 1%

(1)	Includes the following unvested RSUs: Mr. Bluedorn — 94,901; Ms. Alvarado — 8,839; Mr. Booth — 8,839; Mr. Boxer — 23,616; Mr. Byrne — 8,839; Ms. Cooper — 8,839; Mr. Hau — 16,710; Mr. Henry — 8,839; Mr. Major — 8,839; Mr. Norris, III — 8,839; Mr. Rumbough — 11,257; Mr. Schmidt — 8,839; Mr. Stinson — 8,839; Dr. Storey — 8,839; Mr. Thompson — 17,678; Mr. Torres — 15,947; Mr. Young — 23,616; and an aggregate of 102,275 unvested RSUs held by our executive officers who are not NEOs.

Also includes the following unvested and/or unreleased PSUs which, for PSUs granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for PSUs granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period: Mr. Bluedorn — 158,170; Mr. Boxer — 85,331; Mr. Hau — 11,183; Mr. Rumbough — 12,095; Mr. Torres — 26,578; Mr. Young — 55,274; and an aggregate of 191,511 unvested and/or unreleased PSUs held by our executive officers who are not NEOs.

(2)	Includes 8,174 shares held by Cimarron Holdings, LLC, of which Ms. Alvarado is a managing member.

(3)	Includes (a) 1,854,843 shares held by a trust for the benefit of Richard W. Booth, for which Mr. Booth is a co-trustee (Mr. Booth disclaims beneficial ownership of such shares); (b) 642,741 shares held by the Steven R. Booth Trust of which Mr. Booth is a co-trustee; and (c) 85,494 shares held by Mr. Booth’s children.

(4)	Pursuant to information provided by Ms. Carter on January 29, 2010. Ms. Carter’s address is 601 Jefferson Street, Suite 3410, Houston, Texas 77002.

(5)	Includes (a) 12,225 shares held by the W.H. Norris Trust, 12,225 shares held by the B.W. Norris Trust and 11,301 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; and (b) 26,694 shares held by Mr. Norris’s minor children.

(6)	Includes (a) 190,839 shares held by the Jeffrey D. Storey Trust, 14,997 shares held by the Kasey Storey Revocable Trust and 14,997 shares held by the Kendra Storey Revocable Trust, for each of which Dr. Storey is a trustee; and (b) 6,314 shares held by the Kasey L. Storey Irrevocable Trust and 6,314 shares held by the Kendra S. Storey Irrevocable Trust, for each of which Dr. Storey has sole voting power only.

(7)	Includes 184,371 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

(8)	Pursuant to information provided by Mr. Norris, Jr. on February 5, 2010, includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A and 663,135 shares held by the Megan E. Norris Trust A, for each of which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 487,373 shares held by the Norris Living Trust; and (d) 80,000 shares held by The Cabin Foundation, of which Mr. Norris, Jr. serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(9)	As reported by BlackRock Inc., on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, as of December 31, 2009, BlackRock Inc., 40 East 52nd Street, New York, NY 10022.

(10)	As reported by Wellington Management Company, LLP, on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, as of December 31, 2009, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, had shared voting power with respect to 5,230,141 shares and shared dispositive power with respect to 6,807,964 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in their ownership of our common stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2010 fiscal year, each person who served as a director or executive officer of our company or held more than 10% of our common stock complied with the Section 16(a) filing requirements.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Form 10-K

Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2010 Annual Report to Stockholders, which is being sent with this Proxy Statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Stockholder Proposals for the 2011 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2011 proxy materials, we must receive your notice, in accordance with the rules of the SEC, on or before December 18, 2010. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at an Annual Meeting

If you wish to introduce a proposal at the 2011 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2011 proxy materials, our Bylaws, as permitted by the rules of the SEC, require that you follow certain procedures. More specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, a stockholder’s notice must include certain information regarding the proposal and the stockholder making the proposal. Depending on the nature of the proposal, additional information may be required (see “Corporate Governance — Stockholder Nominations for Director”).

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

Richardson, Texas
April 16, 2010

LENNOX INTERNATIONAL INC.
2010 INCENTIVE PLAN

1.	NAME AND PURPOSE OF THE PLAN

Lennox International Inc. (the “Company”), a Delaware corporation, establishes and adopts this Lennox International Inc. 2010 Incentive Plan, as amended and restated (the “Plan”) effective as of the Effective Date. The Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants or advisors who are expected to contribute to the Company’s success and to achieve short-term and long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards granted under the Plan.

2.	DEFINITIONS

2.1.  “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the Plan.

2.2.  “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award, whether in writing or through an electronic medium.

2.3.  “Beneficial Owner” means, with reference to any securities, any Person if:

(a) such Person is the “beneficial owner” (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Effective Date) of such securities; provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(b) such Person is a member of a “group” (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than an Exempt Person) that beneficially owns such securities; provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition. For purposes of this subsection (b), “voting” a security includes voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

2.4.  “Board” means the board of directors of the Company.

2.5.  “Change in Control” will be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) Any Person (other than an Exempt Person) becomes the Beneficial Owner of 35% or more of the Shares then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change in Control will be deemed to occur for purposes of this subsection (a) if such Person becomes a Beneficial Owner of 35% or more of the Shares or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of

(i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; provided, further, that there will be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (i), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (ii)(A), the first proviso in subsection (a) of the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

2.6. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law and regulations may be amended from time to time.

2.7. “Committee” means the Compensation and Human Resources Committee of the Board or any successor committee.

2.8. “Common Stock” means the common stock, par value $.01 per share, of the Company.

2.9. “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10. “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

2.11. “Director” means a non-employee member of the Board.

2.12. “Disability” means permanently disabled (completely unable to perform Participant’s duties as defined in the benefit plans of the Company).

2.13. “Dividend Equivalents” has the meaning set forth in Section 12.5.

2.14. “Effective Date” has the meaning set forth in Section 13.13.

2.15. “Employee” means any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17. “Exempt Person” means the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

2.18. “Exempt Transaction” means an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.

2.19. “Fair Market Value” means, with respect to Shares as of any date, (i) the mean between the highest and lowest sales price per Share reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the mean between the highest and lowest sales price per Share reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in good faith in its sole discretion. The Fair Market Value of any property other than Shares means the market value of such property determined by such methods or procedures as are established from time to time by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

2.20. “Incentive Stock Option” means an Option that when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code or any successor provision.

2.21. “Limitations” has the meaning set forth in Section 10.5.

2.22. “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee determines.

2.23. “Other Share-Based Award” has the meaning set forth in Section 8.1.

2.24. “Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.25. “Performance Award” means any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.26. “Performance Cash” means any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee established.

2.27. “Performance Goal” means one or more measurable performance goals established by the Committee pursuant to the Plan for Participants who have received Performance Awards pursuant to the Plan standards established by the Committee, which Performance Goals will be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of or growth or improvement in one or more of the following criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios measuring liquidity, activity, profitability, working capital or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

2.28. “Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.29. “Performance Share” means any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.

2.30. “Performance Unit” means any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee establishes.

2.31. “Permitted Assignee” has the meaning set forth in Section 12.3.

2.32. “Person” means any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

2.33. “Prior Plans” has the meaning set forth in Section 13.13.

2.34. “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.35. “Restricted Stock Award” has the meaning set forth in Section 7.1.

2.36. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee determines, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.37. “Restricted Stock Unit Award” has the meaning set forth in Section 7.1.

2.38. “Shares” means the shares of Common Stock of the Company.

2.39. “Stock Appreciation Right” means the right granted to a Participant pursuant to Article 6.

2.40. “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (iv) at the discretion of the Committee, in the case of a corporation, any other corporation which the Company directly or indirectly owns shares representing less than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (v) at the discretion of the Committee, in the case of any partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns less than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

2.41. “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.42. “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

2.43. “Voting Stock” means, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided for in Section 12.2 of the Plan, a total of 24,254,706 Shares are authorized for issuance or transfer under the Plan, of which 22,094,706 Shares are available for Awards to Employees and Consultants and 2,160,000 Shares are available for Awards to Directors; provided, however, that, with respect to Awards made under the Plan after December 31, 2009, no more than 2,922,553 Shares may be issued under the Plan to Employees and Consultants, no more than 842,790 Shares may be issued under the Plan to Directors, and only 1,859,651 of the total Shares authorized for issuance under the Plan will be available for full-value Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Other Share-Based Awards to Employees, Directors or Consultants. Notwithstanding anything to the contrary contained in this Plan, no Director may be granted, during any calendar year, Awards with respect to more than 40,000 Shares; provided, however, that a non-employee vice chairman of the Board may be granted, during any calendar year, Awards with respect to up to 120,000 Shares and a non-employee chairman of the Board may be granted, during any calendar year, Awards with respect to up to 200,000 Shares.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, an award under the Prior Plans expires or otherwise terminates without issuance of Shares, or an award under the Prior Plans is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right granted under the Prior Plans), such Shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c) Notwithstanding anything to the contrary contained in this Plan, the following Shares will not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Option or options granted under the Prior Plans; and (ii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(d) Substitute Awards will not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.5, nor will Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not Employees or directors prior to such acquisition or combination.

3.2. Character of Shares.  Any Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.  Any Employee, Director or Consultant will be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan will be administered by the Committee, except with respect to such matters that are required to be administered by the Board, in which case, to the extent appropriate, references in the Plan to the Committee will be deemed to be references to the Board. The Committee will have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted under this Plan; (ii) determine the type or types of Awards to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by each Award granted under this Plan; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under this Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan will be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award will be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee deems desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee will be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director will require the approval of the Board.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of two or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d) Each person delegated authority in accordance with the Plan will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

5.	OPTIONS

5.1. Grant of Options.  Options may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Any Option will be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable. Options granted under this Plan may not include provisions that “reload” the Option upon exercise.

5.2. Award Agreements.  All Options will be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee determines, which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan will not impose an obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article will not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share will be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee will not, without the approval of the Company’s stockholders, (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4. Option Term.  The term of each Option will be fixed by the Committee in its sole discretion; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option will not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5. Exercise of Options.

(a) Vested Options granted under the Plan must be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise will be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price must be made at the time of exercise and must be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at the fair market value at the time of tender, (iii) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including, to the extent permitted by law, same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, must be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and must be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted under this Plan be exercised for a fraction of a Share. Except for (i) Substitute Awards, (ii) under special circumstances determined by the Committee, (iii) as contemplated by Article 11, or (iv) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant, Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted. The restriction in this Section on exercisability before the expiration of one year from the date the Option is granted will not apply to Options granted to Directors or Consultants.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option will be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company will deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share will be settled in cash.

5.6. Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan will be 2,922,553 Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.  Stock Appreciation Rights will be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the fair market value of one Share on the date of exercise (or such amount less than such fair market value as the Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Committee will determine in its sole discretion whether payment of a Stock Appreciation Right is made in cash, in whole Shares or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it deems appropriate. A Stock Appreciation Right will (i) have a grant price not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, (ii) have a term not greater than ten (10) years, and (iii) not be exercisable before the expiration of one year from the date of grant, except for (w) Substitute Awards, (x) under special circumstances determined by the Committee, (y) as contemplated by Article 11, or (z) as may be set forth in an Award Agreement with respect to retirement, death or Disability of a Participant. The restriction in this Section on exercisability before the expiration of one year from the date of grant will not apply to Stock Appreciation Rights granted to Directors or Consultants.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right will be deemed to have been exercised by the Participant on such day. In such event, the Company will make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share will be settled in cash.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee will not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award)), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards will also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan will be set forth in an Award Agreement which will contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant will become a stockholder of the Company with respect to all Shares subject to the Award Agreement and will have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award will not possess voting or dividend rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed will be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed.

7.4. Minimum Vesting Period.  Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued employment with the Company or a Subsidiary will have a Vesting Period of not less than one (1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of the termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5 Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company. Such certificate or certificates will be registered in the name of the Participant and will bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted under this Plan to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards will also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements.  The terms of Other Share-Based Award granted under the Plan will be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award that vests based on achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3. Minimum Vesting Period.  Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Other Share-Based Awards subject only to continued service with the Company or a Subsidiary will have a Vesting Period of not less than one (1) year from date of grant, subject in any such case to accelerated vesting in the Committee’s discretion in the event of termination of the Participant’s service with the Company and its Subsidiaries as provided for in the applicable Award Agreement. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee deems appropriate. The minimum Vesting Period requirements of this Section will not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4. Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period will be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements.  The terms of any Performance Award granted under the Plan may be set forth in an Award Agreement which contains provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards have Dividend Equivalents (subject to the requirements of Section 12.5). The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period will be determined by the Committee upon the grant of each Performance Award. Except for (a) Substitute Awards, (b) under special circumstances determined by the Committee, (c) as contemplated by Article 11, or (d) as may be contemplated in an Award Agreement with respect to death, Disability or retirement of the Participant, Awards of Performance Shares will have a Performance Period of not less than one (1) year from date of grant. The amount of the Award to be distributed will be conclusively determined by the Committee.

9.4. Payment.  Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective Performance Goals. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment, business unit or individual of the Company, or based upon the relative performance of other companies or any of their subsidiaries, divisions, business segments or business units or upon comparisons of any of the indicators of performance relative to other companies or any of their subsidiaries, divisions, business segments or business units. To the extent and in a manner that complies with Section 162(m) of the Code, the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

10.3. Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except to the extent permitted under Section 162(m) of the Code in the case of death or Disability of the Participant or in the event of a Change in Control.

10.4. Restrictions.  The Committee will have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may, in any calendar year, (a) be granted Options with respect to more than 1,000,000 Shares, (b) be granted Stock Appreciation Rights with respect to more than 1,000,000 Shares, and (c) be granted Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Share-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than, in the aggregate, 500,000 Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Awards upon Change in Control.

(a) Unless otherwise specified or as set forth in a change in control agreement approved by the Committee, in the event of a Change in Control of the Company: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control will immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units will lapse and such awards will become free of all restrictions, limitations and conditions and become fully vested at target, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards will lapse, and such Other Share-Based Awards or such other Awards may become free of all restrictions, limitations and conditions and become fully vested at target and transferable to the full extent of the original grant.

(b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the Participant, or that each Participant will receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, determines.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law or U.S. national securities exchange rules and regulations, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan will impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions will be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award will always be a whole number.

12.3. Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent permitted under Section 409A of the Code and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), or (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or stockholders; provided that such Permitted Assignee will be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and must execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. The Company will cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Notwithstanding anything to the contrary contained in this Plan, in no event will any Award granted under the Plan be transferred for value.

12.4. Termination of Employment.  The Committee will determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date Participant ceases to be employed by or provides services to the Company or any Subsidiary will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents.  The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, dividends and Dividend

Equivalents distributed in connection with an Award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.	MISCELLANEOUS

13.1. Award Agreements.  Each Award Agreement will either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement will be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement will set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, the Company may withhold such Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the Fair Market Value of such Shares on the date the benefit is to be included in the Participant’s income. In no event will the Fair Market Value of the Shares to be withheld pursuant to this Section 13.2 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.

13.3. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award will confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4. Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation or Forfeiture of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary in this Plan, any Award Agreement may provide for the cancellation or forfeiture of an Award and repayment to the Company of any gain related to an Award, upon such terms and conditions as may be determined by the Committee in its sole discretion.

13.6. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans.  Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability.  The provisions of the Plan are severable. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision will (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited will remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which will remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability will not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability will not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable will be made or provided under the Plan.

13.10. Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained in this Plan will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, are governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

13.13. Amendment and Restatement; Effective Date of Plan; Termination of Plan.  This Plan is an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc., itself an amendment and restatement of the 1998 Incentive Plan of Lennox International Inc., which had amended and restated the Lennox International Inc. 1994 Stock Option and Restricted Stock Plan (the “Prior Plans”). The Plan will be effective on the date it is approved as an amendment and restatement of the Amended and Restated 1998 Incentive Plan of Lennox International Inc. by the stockholders of the Company (the “Effective Date”). If the Plan is not so approved within 12 months after the date the Plan is adopted by the Board, the Plan and any Awards granted will be null and void, in which case the Amended and Restated 1998

Incentive Plan of the Company will remain in full force and effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, and on the tenth anniversary of the Effective Date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards will remain in effect thereafter subject to the terms of the Award Agreement regarding such grants and of the Plan.

13.14. Foreign Employees and Consultants.  Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code.  This Plan is intended to comply and will be administered in a manner that is intended to comply with Section 409A of the Code and will be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code will be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16 No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained in the Plan.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the annual meeting day. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Lennox International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting day. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lennox International Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the Internet at www.lennoxinternational.com by selecting Financial Reports & Proxy Statements from the Financials menu. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M22398-P88452 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any individual LENNOX INTERNATIONAL INC. All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” number(s) of the nominee(s) on the line below. PROPOSALS 1, 2, AND 3. 1. Election of the following nominees as Class III directors for a term expiring in 2013: Nominees: 01) Todd M. Bluedorn 02) Janet K. Cooper 03) C. L. (Jerry) Henry 04) Terry D. Stinson 05) Richard L. Thompson For Against Abstain 2. Approval of the Lennox International Inc. 2010 Incentive Plan, as amended and restated. 3. Ratification of KPMG LLP as our Independent Registered Public Accounting Firm for the 2010 Fiscal Year. 4. At the discretion of the named Proxies on any other matter that may properly come before the meeting or any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No Yes No Please indicate if you plan to attend this meeting. Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for Please sign your name exactly as it appears hereon. When signing as attorney, executor, voting purposes only. administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized representative. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M22399-P88452 LENNOX INTERNATIONAL INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2010 The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 13, 2010, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments:(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE